UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Altria Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(4)	Date Filed: April 3, 2014

6601 West Broad Street

Richmond, Virginia 23230

Dear Fellow Shareholder:

It is my pleasure to invite you to join us at the 2014 Annual Meeting of Shareholders of Altria Group, Inc. to be held on Wednesday, May 14, 2014 at 9:00 a.m., Eastern Time, at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia 23219.

At this year’s meeting, we will vote on the election of 11 directors, the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and, if properly presented, two shareholder proposals. We will also conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers. In addition, there will be a report on the Company’s business and shareholders will have an opportunity to ask questions.

To attend the meeting, an admission ticket and government-issued photo identification is required. To request an admission ticket, please follow the instructions on page 7 in response to Question 16. One immediate family member who is 21 years of age or older may accompany a shareholder as a guest.

We use the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their shareholders over the Internet. We believe this expedites shareholders' receipt of proxy materials, lowers the annual meeting costs and conserves natural resources. We thus are mailing to many shareholders a Notice of Internet Availability of Proxy Materials ("Notice"), rather than a paper copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The Notice contains instructions on how to access the proxy materials online, vote online and obtain a paper copy of our proxy materials.

Your vote is very important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

April 3, 2014

Sincerely,

Martin J. Barrington

Chairman and Chief Executive Officer

For further information about the 2014 Annual Meeting,

please call 1-804-484-8838

NOTICE OF 2014 ANNUAL MEETING OF

SHAREHOLDERS OF ALTRIA GROUP, INC.

DATE AND TIME:	Wednesday, May 14, 2014 at 9:00 a.m., Eastern Time

PLACE:	The Greater Richmond Convention Center

403 North 3rd Street

Richmond, Virginia 23219

ITEMS OF BUSINESS:	1)	To elect as directors the 11 nominees named in the accompanying Proxy Statement.

2)	To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014.

3)	To hold a non-binding advisory vote to approve the compensation of the Company’s named executive officers.

4)	To vote on two shareholder proposals, if properly presented at the meeting.

5)	To transact other business properly coming before the meeting.

WHO CAN VOTE:	You are entitled to vote if you were a shareholder of record at the close of business on Monday, March 24, 2014.

VOTING:	We urge you to participate in the meeting, either by attending and voting in person or by voting through other acceptable means as promptly as possible. You may vote by telephone, through the Internet or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). Each share is entitled to one vote on each matter to be voted upon at the annual meeting. Your vote is important and we urge you to vote.

MEETING ADMISSION:	If you plan to attend the meeting, you must request an admission ticket in advance. To request an admission ticket, please follow the instructions set forth on page 7 in response to Question 16 of the accompanying Proxy Statement.

2013 ANNUAL REPORT:	A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 accompanies this Proxy Statement.

DATE OF DISTRIBUTION:	This Notice, the Proxy Statement and proxy card are first being made available or mailed to shareholders on or about April 3, 2014.

By Order of the Board of Directors,

W. Hildebrandt Surgner, Jr.
Corporate Secretary

April 3, 2014

Richmond, Virginia

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2014

The Company’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K

for the fiscal year ended December 31, 2013 are available, free of charge, at http://www.altria.com/proxy.

PROXY STATEMENT – TABLE OF CONTENTS

ALTRIA GROUP, INC. – Proxy Statement    i

PROXY STATEMENT – TABLE OF CONTENTS

ii    ALTRIA GROUP, INC. – Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information about Altria Group, Inc. (the “Company,” “Altria,” “we,” “our” or “us”) and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for Altria’s 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting” or the “Meeting”). This summary does not contain all of the information that you should consider in voting your shares, and you should read the entire Proxy Statement carefully before voting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal		Board Vote Recommendation	Page Reference
Proposal 1 –	Election of 11 Directors	FOR each nominee	55
Proposal 2 –	Ratification of the Selection of Independent Registered Public Accounting Firm	FOR	61
Proposal 3 –	Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	FOR	62
Proposal 4 –	Shareholder Proposal Regarding Preparation of Health Effect and Cessation Materials for Poor and Less Formally Educated Tobacco Consumers	AGAINST	64
Proposal 5 –	Shareholder Proposal Regarding Disclosure of Lobbying Policies and Practices	AGAINST	66

BOARD NOMINEES

You are being asked to vote on the following 11 nominees for director. All directors are elected annually by a majority of the votes cast. Information about each director’s experiences, qualifications, attributes and skills can be found beginning on page 55.

Name	Age	Director Since	Principal Occupation	Independent	Board Committee Membership*	Other Current Public Boards
Gerald L. Baliles	73	2008	Director and Chief Executive Officer, Miller Center of Public Affairs	Yes	CC, EC, IC, NC	0
Martin J. Barrington	60	2012	Chairman and Chief Executive Officer, Altria Group, Inc.	No	EC	0
John T. Casteen III	70	2010	President Emeritus, University of Virginia	Yes	AC, IC, NC	1
Dinyar S. Devitre	66	2008	Special Advisor, General Atlantic Partners	Yes	AC, FC, IC	2
Thomas F. Farrell II	59	2008	Chairman, President and Chief Executive Officer, Dominion Resources, Inc.	Yes	CC, EC, NC	1
Thomas W. Jones	64	2002	Senior Partner, TWJ Capital LLC	Yes	AC, CC, EC, FC	0
Debra J. Kelly-Ennis	57	2013	Retired President and Chief Executive Officer, Diageo Canada, Inc.	Yes	IC, NC	3
W. Leo Kiely III	67	2011	Retired Chief Executive Officer, MillerCoors LLC	Yes	CC, EC, FC, IC	1
Kathryn B. McQuade	57	2012	Retired Executive Vice President and Chief Financial Officer, Canadian Pacific Railway Limited	Yes	AC, CC, FC	1
George Muñoz	62	2004	Principal, Muñoz Investment Banking Group, LLC and Partner, Tobin & Muñoz	Yes	AC, EC, FC, NC	2
Nabil Y. Sakkab	66	2008	Retired Senior Vice President, Corporate Research and Development, The Procter & Gamble Company	Yes	EC, FC, IC, NC	2

* AC Audit Committee CC Compensation Committee	EC Executive Committee FC Finance Committee	IC Innovation Committee NC Nominating, Corporate Governance & Social Responsibility Committee

ALTRIA GROUP, INC. – Proxy Statement    1

PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

¡	Annual election of directors

¡	Directors elected by majority voting

¡	Resignation policy for directors in failed elections

¡	Director retirement guidelines

¡	No shareholder rights plan or “poison pill”

¡	10 of our 11 director nominees are independent
¡	Independent presiding director

¡	All NYSE-required Board committees consist solely of independent directors

¡	Regular executive sessions of independent directors

¡	Over 95% average Board and Committee meeting attendance in 2013

¡	Stock ownership guidelines for directors and executive officers

¡	Policy prohibiting hedging of our stock
¡	Compensation “clawback” policy

¡	Strong pay-for-performance philosophy

¡	Board participation in executive succession planning

¡	Comprehensive Code of Conduct and Corporate Governance Guidelines

¡	Robust political activity disclosure and compliance program

SHAREHOLDER ENGAGEMENT

We value our shareholders’ perspective on our businesses and each year interact with shareholders through a variety of shareholder engagement activities. In 2013, our key shareholder engagement activities included investor road shows, an investor day in New York City, three investor conferences and our 2013 Annual Meeting of Shareholders (“2013 Annual Meeting”). Our Investor Relations department is the contact point for shareholder interaction with the Company. Shareholders may also access investor information about the Company through our website at http://investor.altria.com/. For questions concerning Investor Relations, you may call 804-484-8222 or e-mail us from the Contact Us section available on our website (http://www.altria.com/Pages/Contact-Us.aspx).

2013 BUSINESS HIGHLIGHTS

Altria delivered strong results and returns for its shareholders in 2013 on the strength of its diverse business model and solid performance by its core tobacco businesses. Altria also took important steps in 2013 to develop and commercialize innovative products for adult tobacco consumers. Highlights from 2013 include the following:

¡	Full-year adjusted diluted earnings per share (“EPS”),(1) which excludes the impact of special items, grew 7.7% to $2.38.

¡

Altria’s three-year total shareholder return (“TSR”) was 83.4%, which outperformed the three-year TSR of the S&P 500 and the three-year TSR of the S&P Food, Beverage & Tobacco Index. Altria’s 2013 TSR was 28.6%, which outperformed the S&P Food, Beverage & Tobacco Index. The 2013 TSR for the S&P 500 was 32.4%.

¡	In August 2013, Altria’s Board of Directors increased the regular quarterly dividend by 9.1%, which was Altria’s 47th dividend increase in the last 44 years.

¡

Altria announced a $300 million share repurchase program in April 2013 and, in August, the Board of Directors increased the program to $1 billion. During 2013, Altria repurchased 16.7 million shares of its common stock for a total cost of approximately $600 million.

¡	Altria successfully completed a cost reduction program for its tobacco and service company subsidiaries by delivering $400 million in annualized savings versus previously planned spending.

¡	The smokeable products segment grew adjusted operating companies income (“OCI”) (1) by 2.4% and Philip Morris USA Inc. (“PM USA”) grew the retail share of Marlboro by 0.1 share point to 43.7%.

¡	The smokeless products segment grew adjusted OCI by 7% and U.S. Smokeless Tobacco Company LLC (“USSTC”) grew the combined retail share of Copenhagen and Skoal by 0.3 share points to 50.7%.

¡	Ste. Michelle Wine Estates Ltd. (“Ste. Michelle”) grew adjusted OCI by 13.5% and is one of the fastest growing premium wine companies in the United States.

(1)	Adjusted diluted EPS and adjusted OCI are financial measures that are not consistent with generally accepted accounting principles in the United States (“GAAP”). See Annex A to this Proxy Statement for information regarding non-GAAP financial measures used in this Proxy Statement and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

2    ALTRIA GROUP, INC. – Proxy Statement

PROXY STATEMENT SUMMARY

¡

Nu Mark LLC (“Nu Mark”) entered the e-vapor category through the launch of MarkTen e-cigarettes in lead markets in Indiana and Arizona. Altria also announced a series of agreements with Philip Morris International Inc. (“PMI”) to license and distribute e-vapor and other innovative products.

For more information regarding Altria’s 2013 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (“2013 Annual Report on Form 10-K”).

COMPENSATION PROGRAM HIGHLIGHTS

¡

Annual incentive and equity awards for the executive officers named in the Summary Compensation Table on page 42 (“named executive officers” or “NEOs”) remain at levels similar to last year (excluding 2012 special equity grants).

¡

The 2011 – 2013 performance cycle for the Long-Term Incentive Plan (“LTIP”) concluded on December 31, 2013. The LTIP cash payments shown in the Summary Compensation Table for 2013 are based on performance over the entire three-year LTIP cycle. Because the last LTIP payments occurred in 2011 at the end of the 2008 – 2010 cycle, the Summary Compensation Table shows a significant increase in total compensation for 2013. The footnotes to the Summary Compensation Table show the allocation of the LTIP payments over the three-year performance cycle.

¡

At the 2013 Annual Meeting, more than 95% of the votes cast approved, on an advisory basis, the compensation of the NEOs, demonstrating strong alignment of shareholder interests with our executive compensation program and philosophy.

Key Governance Features of Our Executive Compensation Program

The following summary of specific features of our executive compensation program highlights our commitment to executive compensation practices that align the interests of our executives and shareholders:

What We Do		What We Don’t Do

✓	Pay for Performance - A significant portion of the compensation for our NEOs is in the form of at-risk variable compensation.	✗	No Excessive Perquisites - Perquisites represent less than 2% of our NEOs’ compensation.

✓	Multiple Performance Metrics - Variable compensation is based on more than one measure to encourage balanced incentives.	✗	No Individual Supplemental Executive Retirement Plans

✓	Stock Ownership Guidelines - All NEOs exceed Altria’s robust stock ownership requirements.	✗	No Hedging - Our policy prohibits our NEOs from engaging in hedging activities with Altria stock.

✓	“Clawback” Provisions - Our policy provides for the adjustment or recovery of compensation in certain circumstances.	✗	No Pledging - Our NEOs do not pledge their Altria shares.

✓	Award Caps - All of our variable compensation plans have caps on plan formulas.	✗	No Employment Agreements - All of our NEOs are employed on an at-will basis.

✓	Confidentiality & Non-Compete Agreements - All NEOs are subject to confidentiality and non-competition agreements.	✗	No Tax Gross-ups

✓	Tally Sheets - The Compensation Committee reviews tally sheets at least annually as part of making individual compensation decisions.

✓	Below Average Share Utilization - The Company has below average run rates as compared to other Fortune 500 companies.

ALTRIA GROUP, INC. – Proxy Statement    3

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS

ABOUT THE 2014 ANNUAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board of Directors (“Board of Directors” or “Board”) is furnishing to you this Proxy Statement to solicit proxies on its behalf to be voted at the 2014 Annual Meeting on May 14, 2014 at 9:00 a.m., Eastern Time, at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia 23219. The proxies also may be voted at any adjournments or postponements of the meeting.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the completion of voting at the meeting.

2.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Martin J. Barrington and Denise F. Keane have been designated as proxies by the Board of Directors for the 2014 Annual Meeting.

3.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2014 Annual Meeting is March 24, 2014 (the “record date”). The record date is established by the Board of Directors as required by Virginia law. Only shareholders of record at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and
(b)	vote at the meeting and any adjournments or postponements of the meeting.

Each shareholder of record on the record date is entitled to one vote for each share of common stock held. On the record date, there were 1,987,981,529 shares of common stock outstanding.

4.	WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a shareholder of record.

If your shares of stock are held for you in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 12 describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of stock without instructions from you.

It is important that you vote your shares if you are a shareholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 12.

5.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

By Telephone or Internet Proxy: All shareholders of record may vote their shares of common stock by touch-tone telephone using the telephone number on the proxy card (within the United States, U.S. territories and Canada, there is no charge for the call), or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their brokers, banks or other nominees make those methods available. If that is the case, each broker, bank or other nominee will enclose instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

In Writing: All shareholders also may vote by mailing their completed and signed proxy card (in the case of shareholders of record) or their completed and signed voting instruction form (in the case of street name holders).

In Person: All shareholders of record may vote in person at the meeting.

Street name holders must obtain a legal proxy from their broker, bank or other nominee and bring the legal proxy to the meeting in order to vote in person at the meeting.

4    ALTRIA GROUP, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING AND VOTING

6.	WHAT ITEMS WILL BE VOTED ON AT THE 2014 ANNUAL MEETING?

Proposal	Voting Choices, Board Recommendation and Voting Requirement
Proposal 1 – Election of Directors (pages 55 – 60)

Voting Choices

•    Vote for a nominee;

•    Vote against a nominee; or

•    Abstain from voting on a nominee.

Board Recommendation

The Board recommends a vote “FOR” each of the nominees named in the Proxy Statement.

Voting Requirement

Directors will be elected by a majority of the votes cast. A majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” that nominee.

Any director who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election is required to offer to tender his or her resignation to the Board in accordance with the Company’s Corporate Governance Guidelines. The Nominating, Corporate Governance and Social Responsibility Committee will consider the offer and recommend to the Board whether to accept or reject the offer. The full Board will consider all factors it deems relevant to the best interests of the Company, make a determination and publicly disclose its decision and rationale within 90 days after confirmation of the election results.

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm (page 61)

Voting Choices

•    Vote for the ratification;

•    Vote against the ratification; or

•    Abstain from voting.

Board Recommendation

The Board recommends a vote “FOR” this proposal.

Voting Requirement

The selection of the independent registered public accounting firm will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

Proposal 3 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (pages 62 – 63)

Voting Choices

•    Vote for the compensation of the Company’s named executive officers;

•    Vote against the compensation of the Company’s named executive officers; or

•    Abstain from voting.

Board Recommendation

The Board recommends a vote “FOR” this proposal.

Voting Requirement

The compensation of the Company’s named executive officers will be approved on an advisory basis if the votes cast “FOR” exceed the votes cast “AGAINST.”

This vote is not binding upon the Company, the Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Company’s named executive officers.

ALTRIA GROUP, INC. – Proxy Statement    5

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING AND VOTING

Proposal	Voting Choices, Board Recommendation and Voting Requirement
Proposal 4 – Shareholder Proposal Regarding Preparation of Health Effect and Cessation Materials for Poor and Less Formally Educated Tobacco Consumers (pages 64 – 65)

Voting Choices

•    Vote for the proposal;

•    Vote against the proposal; or

•    Abstain from voting.

Board Recommendation

The Board recommends a vote “AGAINST” this shareholder proposal.

Voting Requirement

This shareholder proposal will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”

Proposal 5 – Shareholder Proposal Regarding Disclosure of Lobbying Policies and Practices (pages 66 – 67)

Voting Choices

•    Vote for the proposal;

•    Vote against the proposal; or

•    Abstain from voting.

Board Recommendation

The Board recommends a vote “AGAINST” this shareholder proposal.

Voting Requirement

This shareholder proposal will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”

7.	ARE VOTES CONFIDENTIAL?

We will continue our long-standing practice of holding the votes of each shareholder in confidence from directors, officers and employees, except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in the case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to the Company; or (d) to allow the independent inspectors of election to certify the results of the vote.

8.	WHO COUNTS THE VOTES?

We will continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

9.	WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their voting choice for each matter on the accompanying proxy. If no specific choice is made for one or more matters, proxies that are signed and returned will be voted “FOR” the election of each of the nominees for director, “FOR” the proposal to ratify the selection of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), “FOR” the advisory vote to approve the compensation of the Company’s named executive officers and “AGAINST” each of the shareholder proposals, as appropriate.

10.	HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card that you have received includes your dividend reinvestment plan shares. As previously noted, you may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

11.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares.

We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is

Computershare Trust Company, N.A. Computershare’s address is P.O. Box 43078, Providence, Rhode Island 02940-3078; you can reach Computershare at 1-800-442-0077 (from within the United States or Canada) or 1-781-575-3572 (from outside the United States or Canada).

6    ALTRIA GROUP, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING AND VOTING

12.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Shareholders of Record: If you are a shareholder of record (see Question 4), your shares will not be voted if you do not provide your proxy unless you vote in person at the meeting. It is, therefore, important that you vote your shares.

Street Name Holders: If your shares are held in street name (see Question 4) and you do not provide your signed and dated voting instruction form to your bank, broker or other nominee, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under the New York Stock Exchange (“NYSE”) rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions.

Only the ratification of the selection of PricewaterhouseCoopers as the Company’s independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at our meeting (specifically, the election of director nominees, the advisory vote to approve the compensation of the Company’s named executive officers and the shareholder proposals) are not considered “routine” under NYSE rules, so the broker, bank or other nominee cannot vote your shares on any of these proposals unless you provide to the broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a matter, your shares will not be voted on the matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

13.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote at the

2014 Annual Meeting. Broker non-votes are described more particularly in Question 12 above.

14.	HOW CAN I REVOKE A PROXY?

You can revoke a proxy before the completion of voting at the meeting by:

(a)	giving written notice to the Corporate Secretary of the Company;
(b)	delivering a later-dated proxy; or
(c)	voting in person at the meeting.

15.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.

16.	HOW DO I OBTAIN ADMISSION TO THE 2014 ANNUAL MEETING?

If you plan to attend the meeting, you must request an admission ticket in advance. You may bring only one immediate family member as a guest. As we will be discussing our tobacco and wine products at the meeting, all immediate family member guests must be 21 years of age or older. All meeting attendees must present government-issued photo identification, such as a driver’s license or passport, at the meeting. In addition, if you are authorized to represent a corporate or institutional shareholder, you must also present proof that you are the authorized representative of such shareholder.

Please submit your request for an admission ticket on or before Friday, May 9, 2014, by mailing or faxing a request to the Company’s Corporate Secretary at 6601 West Broad Street, Richmond, Virginia 23230, facsimile: 1-800-352-6172 (from within the United States) or 1-919-697-4949 (from outside the United States). Please include the following information:

(a)	your name and mailing address;
(b)	whether you need special assistance at the meeting;
(c)	the name and age of your immediate family member guest, if one will accompany you; and
(d)	if your shares are held for you in the name of your broker, bank or other nominee, evidence of your stock ownership (such as a current letter from your broker,

ALTRIA GROUP, INC. – Proxy Statement    7

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING AND VOTING

bank or other nominee or a photocopy of a current brokerage or other account statement) as of March 24, 2014.

The meeting facilities will open at 7:30 a.m., Eastern Time, to facilitate your registration and security clearance. For your security, you will not be permitted to bring any packages,

briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, video and still cameras, pagers, laptops and other portable electronic devices as well as pets will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules.

17.	MAY SHAREHOLDERS ASK QUESTIONS AT THE 2014 ANNUAL MEETING?

Yes. The Chairman will answer shareholders’ questions of general interest during the question and answer period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, each shareholder will be limited to two minutes. Shareholders may ask a second question if all others have first had their turn and if time allows. When speaking, shareholders must direct questions to the Chairman and confine their questions to matters that relate directly to the business of the meeting.

18.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE 2014 ANNUAL MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 24, 2014, must be present in person or by proxy at the meeting. This is referred to as a quorum.

Abstentions and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

8    ALTRIA GROUP, INC. – Proxy Statement

BOARD AND GOVERNANCE MATTERS

BOARD AND GOVERNANCE MATTERS

Board Responsibility, Composition and Meetings

The primary responsibility of the Board of Directors is to foster the long-term success of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company. The Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for the day-to-day operations of the Company.

As of the date of this Proxy Statement, our Board consists of 11 directors. Directors are elected annually at each annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. During 2013, the Board adopted retirement guidelines that require a director who will have attained the age of 75 as of the date of the next annual meeting to tender his or her written resignation to the Board at least six months prior to such annual meeting. If the Board determines that continued service by the director is in the best interests of the Company, the Board has the discretion not to accept the resignation.

Each of the nominees currently serves as a director and was elected by the shareholders at the 2013 Annual Meeting. Biographical information and qualifications of the nominees for director are included under “Proposal 1 – Election of Directors” on page 55.

The Board holds regular meetings typically during the months of January, February, May, August, October and December, and special meetings are held when necessary. The Board’s organizational meeting follows the annual meeting of shareholders. One of the meetings is devoted primarily to reviewing the Company’s strategic plan. The Board held eight meetings in 2013. The Board meets in executive session at every Board meeting. Directors are expected to attend Board meetings, the annual meeting of shareholders and meetings of the committees of the Board (“Committees”) on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2013, all nominees for director attended at least 95% of the aggregate number of meetings of the Board during their respective terms of service and of all Committees on which they served. In addition, all directors attended the 2013 Annual Meeting.

Board Leadership Structure

The Board believes that it is important to retain the flexibility to allocate the responsibilities of the Chairman of the Board (the “Chairman”) and the Chief Executive Officer (“CEO”) in the way that it believes is in the best interests of the Company. After due consideration by the Nominating, Corporate Governance and Social Responsibility Committee and the Board, the Board has concluded that presently combining the roles of Chairman and CEO is in the best interests of the Company. The Company’s Mission is to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products. The Board believes that the combination of the roles of Chairman and CEO promotes the pursuit of the Company’s Mission by allowing the senior-most executive with accountability for the Company’s day-to-day operations and execution of the Company’s strategic plan, who also possesses significant business, regulatory and industry knowledge, to set Board meeting agendas (in consultation with the Presiding Director), to lead the related discussions and to communicate with one voice to employees, shareholders and other stakeholders. The Board considers this effective and efficient structure to be particularly appropriate for the Company given the unique challenges that the Company has faced and continues to face in light of the lines of business of its subsidiaries, particularly domestic tobacco, and the enhanced regulatory environment.

The Board’s strict adherence to sound corporate governance practices, as reflected in the Company’s Corporate Governance Guidelines, has promoted, and continues to promote, the effective and independent exercise of Board leadership for the Company and its shareholders. Non-management directors convene at each Board meeting in executive session. Moreover, the Company has a strong and experienced independent Presiding Director who, in discharging his responsibilities, promotes dialogue among non-management members of the Board and directly and clearly communicates the views of the Board to management.

RESPONSIBILITIES OF OUR

PRESIDING DIRECTOR

¡  Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present

¡ Call meetings of the non-management directors as he or she deems necessary

¡ Serve as a liaison between the Chairman and the non-management directors

¡ Together with the Chairman, approve agendas for Board meetings

¡ Advise the Chairman of the Board’s informational needs and, where appropriate, approve information sent to the Board

¡ Together with the Chair of the Compensation Committee, communicate goals and objectives to the Chairman and CEO and the results of the evaluation of his performance

¡  Be available for consultation and communication if requested by major shareholders

ALTRIA GROUP, INC. – Proxy Statement    9

BOARD AND GOVERNANCE MATTERS

Governance Guidelines, Policies and Codes

The Board has adopted Corporate Governance Guidelines. In addition, the Board has adopted a Code of Business Conduct and Ethics for Directors (“Director Code”) that applies to the members of the Board and a policy with regard to reviewing certain transactions in which the Company is a participant and an officer, director or nominee for director has had or may have a direct or indirect material interest. These documents are available on the Company’s website at www.altria.com/governance. The Company has also adopted the Altria Code of Conduct (“Code of Conduct”), which applies to all of its employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Conduct is available on the Company’s website at www.altria.com/codeofconduct. Information on the Company’s website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings the Company makes with the U.S. Securities and Exchange Commission (“SEC”).

Committees of the Board of Directors

The Board has established various separately-designated standing Committees to assist it with the performance of its responsibilities. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the annual meeting of shareholders, based on the recommendations of the Nominating, Corporate Governance and Social Responsibility Committee. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings. After each meeting, each Committee provides a full report to the Board.

The Board has adopted written charters for each of these Committees. These charters are available on the Company’s website at www.altria.com/governance. The following table summarizes the primary responsibilities of the Committees:

Committee	Primary Responsibilities
Audit	The Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm, (iii) the internal auditors and the internal audit function and (iv) the Company’s compliance with legal and regulatory requirements. The Audit Committee also prepares the Audit Committee Report that the rules of the SEC require the Company to include in its proxy statement. See pages 19 to 20 for further matters related to the Audit Committee, including its Report for the year ended December 31, 2013.
Compensation	The Compensation Committee determines, reviews and approves the compensation of the CEO and reviews and approves the compensation of the other executive officers, including salary, annual incentive awards, long-term incentive awards and equity grants. The Compensation Committee also reviews and assists with the development of executive succession plans and evaluates and makes recommendations to the Board regarding potential CEO candidates. In addition, the Compensation Committee evaluates the design and effectiveness of the Company’s incentive programs. See pages 21 to 22 for further matters related to the Compensation Committee, including a discussion of its procedures and its Report on the Compensation Discussion and Analysis appearing on pages 24 through 41.
Executive	The Executive Committee has authority to act for the Board during intervals between Board meetings to the extent permitted by law.
Finance	The Finance Committee monitors the Company’s financial condition, oversees the sources and uses of cash flow and the investment of certain employee benefit plan assets and advises the Board with respect to capital markets activities, dividend policy, share repurchase programs and other financial matters.
Innovation	The Innovation Committee assists the Board in its oversight of the strategic goals and objectives of the research, development and engineering programs of the Company’s subsidiaries and technological and other innovation initiatives.

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BOARD AND GOVERNANCE MATTERS

Committee	Primary Responsibilities
Nominating, Corporate Governance and Social Responsibility	The Nominating, Corporate Governance and Social Responsibility Committee identifies individuals qualified to become Board members consistent with the criteria established by the Board, which are described in the Company’s Corporate Governance Guidelines, and recommends a slate of nominees for election at each annual meeting of shareholders; makes recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees; reviews director compensation and recommends changes in compensation to the Board; advises the Board on corporate governance matters, including developing and recommending to the Board the Company’s corporate governance principles; oversees the self-evaluation process of the Board and its Committees; and provides oversight of the Company’s public affairs, corporate reputation and societal alignment strategies.

The following table sets forth the current members of each of the Committees and the number of meetings held during 2013:

Name	Audit (1)	Compensation (2)	Executive	Finance	Innovation	Nominating, Corporate Governance and Social Responsibility (3)
Gerald L. Baliles*		✓	✓		✓	Chair
Martin J. Barrington			Chair
John T. Casteen III*	✓				✓	✓
Dinyar S. Devitre*	✓			✓	✓
Thomas F. Farrell II* (4)		✓	✓			✓
Thomas W. Jones*	✓	✓	✓	Chair
Debra J. Kelly-Ennis*					✓	✓
W. Leo Kiely III*		Chair	✓	✓	✓
Kathryn B. McQuade*	✓	✓		✓
George Muñoz*	Chair		✓	✓		✓
Nabil Y. Sakkab*			✓	✓	Chair	✓
2013 Meetings	8	5	0	4	4	4

*	Independent Director.

(1)	The Audit Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the Audit Committee are financially literate and that George Muñoz and at least one other member of the Committee are “audit committee financial experts” within the meaning set forth in the regulations of the SEC.

(2)	The Compensation Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE; are non-employee directors for the purposes of Rule 16b-3 of the Exchange Act; and satisfy the requirements of Internal Revenue Code Section 162(m) for outside directors.

(3)	The Nominating, Corporate Governance and Social Responsibility Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE.

(4)	Presiding Director.

ALTRIA GROUP, INC. – Proxy Statement    11

BOARD AND GOVERNANCE MATTERS

The Board’s Risk Oversight Role

The Board believes it has in place effective processes to identify and oversee the material risks facing the Company and its businesses and that these processes are consistent with, and provide additional support for, the current leadership structure of the Board. The Board, both acting as a full Board and through its Committees, plays an important oversight role in the Company’s risk management processes. Regular Board and Committee meetings cover multiple days. Management from the Company and different Company subsidiaries and business functions attend each meeting. Board members also occasionally conduct site visits to Company subsidiary locations both in and outside the Company’s Richmond, Virginia headquarters. These meetings and site visits and, as appropriate, communications between Board meetings, allow the Board to discuss with management the operational risks facing the businesses of the Company’s subsidiaries.

The Board, directly or through its Committees, also oversees the management of risk in the following areas:

¡

Legal and Regulatory Risk:  The Board, both directly and through the Audit Committee, receives regular updates on legal and regulatory matters, including developments in litigation and developments related to U.S. Food and Drug Administration (“FDA”) regulation of certain of the Company’s subsidiaries, thereby reviewing the Company’s management of legal and regulatory risk. In addition, reports to the Audit Committee at each of its meetings by the Company’s Chief Compliance Officer and corporate audit personnel provide insight into the Company’s risk assessment and risk management policies and processes, including enterprise risk management.

¡

Financial and Accounting Risk:  The Finance and Audit Committees oversee the Company’s management of its financial, accounting, internal controls and liquidity risks through interaction at each meeting with the Chief Financial Officer, management from the Company’s financial, accounting, auditing and treasury functions (as appropriate) and, for the Audit Committee, personnel from the Company’s independent registered public accounting firm.

¡

Reputational and Governance Risk:  Through its interaction with business functions responsible for the Company’s public policy and societal alignment activities and strategies, the Nominating, Corporate Governance and Social Responsibility Committee oversees the ways in which the Company manages reputational and public policy risk. The Nominating, Corporate Governance and Social Responsibility Committee also oversees risks related to Board organization, membership and structure and corporate governance.

¡

Executive Compensation Program Risk:  The Compensation Committee considers the extent to which the executive compensation program may create risk for the Company (see page 32 for more detailed description).

¡

Technology, Intellectual Property and Research and Product Development Risk:  The Innovation Committee oversees the Company’s management of the risks associated with technology, research and product development, including intellectual property.

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BOARD AND GOVERNANCE MATTERS

Directors

Process for Nominating Directors

The Nominating, Corporate Governance and Social Responsibility Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the annual meeting of shareholders.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from directors, shareholders, management and others, including from time to time executive search and board advisory firms. The Committee does not distinguish between nominees recommended by shareholders and other nominees. Shareholders wishing to suggest candidates to the Nominating, Corporate Governance and Social Responsibility Committee for consideration as directors must submit a written notice to the Corporate Secretary of the Company following the procedures set forth in this Proxy Statement under “Questions and Answers about Communications, Company Documents and Shareholder Proposals – How Do I Communicate with the Company’s Board of Directors?” on page 71. The Company’s By-Laws set forth the procedures that a shareholder must follow to nominate directors. The procedures are summarized under the same section in response to the question “How Can a Shareholder Nominate a Director or Submit a Proposal for Next Year’s Annual Meeting?” on page 71.

The current composition of our Board of Directors is discussed above under “Board Responsibility, Composition and Meetings” on page 9. Biographical information and qualifications of the nominees for director are included under “Proposal 1 – Election of Directors” on page 55.

Director Qualifications and Board Diversity

In reviewing nominee candidates, the Nominating, Corporate Governance and Social Responsibility Committee adheres to the process described above and, in so doing, considers both the Company’s Mission to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products and its four related Mission goals – investing in leadership; aligning with society; satisfying adult consumers; and creating substantial value for shareholders. The Committee has not established any specific minimum qualification standards for nominees to the Board; rather, in evaluating the suitability of individuals for Board membership, the Committee considers the ways in which it believes each nominee can assist the Company in pursuing its Mission and advancing one or more Mission goals. The Committee also takes into account many factors, including whether the individual meets requirements for independence and whether the individual will enhance the diversity of views and experiences available to the Board in its deliberations.

The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the Company’s success and represent shareholder interests through the exercise of sound judgment and the application of its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. In addition, the Committee considers whether the Board has specific needs for certain skills or attributes at a given time (for example, financial or chief executive officer experience). Other criteria for Board membership are set forth in the Company’s Corporate Governance Guidelines.

Under “Proposal 1 – Election of Directors,” we provide an overview of each nominee’s principal occupation, business experience and other directorships, together with the key attributes, experience and skills considered by the Committee and the Board as being particularly meaningful in advancing the Company’s Mission and one or more Mission goals.

BOARD DIVERSITY

The Company is committed to diversity, as reflected in its Mission goals, its Code of Conduct and various other Company policies.

The Nominating, Corporate Governance and Social Responsibility Committee has a long-standing commitment to diversity, rather than a formal diversity policy, and is guided by the Company’s diversity philosophy in its review and consideration of potential director nominees. In this regard, the Board and the Committee view diversity holistically. As set forth in the Company’s Corporate Governance Guidelines, the Board and the Committee consider:

¡  whether the individual meets the requirements for independence;

¡  the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment;

¡ the individual’s understanding of the Company’s businesses and markets;

¡ the individual’s professional expertise and experiences;

¡ the individual’s educational and professional background; and

¡ other characteristics of the individual that promote diversity of views and experiences.

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BOARD AND GOVERNANCE MATTERS

Director Independence Determinations

Under the listing standards of the NYSE, the Board must consist of a majority of independent directors. In making independence determinations, the Board observes NYSE and SEC criteria and considers all relevant facts and circumstances. The Board has also adopted categorical standards of director independence to further assist it in making these determinations. These standards are set forth in Annex A of the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.altria.com/governance.

On the recommendation of the Nominating, Corporate Governance and Social Responsibility Committee, the Board has affirmatively determined that each of the following nominees is independent in that such nominee has no material relationship with the Company: Gerald L. Baliles, John T. Casteen III, Dinyar S. Devitre, Thomas F. Farrell II, Thomas W. Jones, Debra J. Kelly-Ennis, W. Leo Kiely III, Kathryn B. McQuade, George Muñoz and Nabil Y. Sakkab. In making its recommendation to the Board, the Committee considered the following business relationships and transactions:

Business Relationships and Transactions Considered
Dr. Sakkab is a non-executive director of Givaudan SA, an entity from which Company subsidiaries from time to time in the ordinary course of business acquire goods and services on terms comparable to those provided to unrelated third parties. Dr. Sakkab does not materially benefit directly or indirectly from this relationship.
Mr. Muñoz is a non-executive director of Marriott International, Inc., an entity from which Company subsidiaries from time to time in the ordinary course of business acquire goods and services on terms comparable to those provided to unrelated third parties. Mr. Muñoz does not materially benefit directly or indirectly from this relationship.
Ms. Kelly-Ennis is a non-executive director of Carnival Corporation & plc (“Carnival”). From time to time, Carnival subsidiaries in the ordinary course of business acquire goods from Company subsidiaries on terms comparable to those provided to unrelated third parties. Ms. Kelly-Ennis does not materially benefit directly or indirectly from this relationship.
Mr. Farrell is the Chief Executive Officer of Dominion Resources, Inc. (“Dominion”). A subsidiary of Dominion is a regulated public utility with which the Company or its subsidiaries has a commercial relationship for energy procurement. Amounts paid by the Company or its subsidiaries are set at rates fixed in accordance with applicable regulatory authority. In the first quarter of 2014, a Company subsidiary entered into an agreement with the same utility under which the Company subsidiary receives nominal payments in connection with a solar energy program overseen and approved by the same regulatory authority. The terms of the agreement are comparable to those the utility offers to unrelated third parties. Mr. Farrell is neither responsible for, nor involved in, the utility’s dealings with the Company or its subsidiaries, nor does Mr. Farrell materially benefit directly or indirectly from this relationship.
Mr. Devitre is a non-executive director of SABMiller plc (“SABMiller”), an entity in which the Company held approximately 26.8% of the economic and voting interest at December 31, 2013. Mr. Devitre and Mr. Howard A. Willard III, the Company’s Executive Vice President and Chief Financial Officer, serve at the Company’s request as non-executive members of SABMiller’s 15-member Board of Directors in accordance with the Amended and Restated Relationship Agreement between the Company and SABMiller. Mr. Devitre’s compensation for his SABMiller board service is limited to director fees paid by SABMiller. Mr. Devitre does not materially benefit directly or indirectly from this relationship.
Mr. Kiely is the former Chief Executive Officer of MillerCoors LLC, a joint venture combining the U.S. and Puerto Rico operations of SABMiller and Molson Coors Brewing Company. As noted above, the Company held approximately 26.8% of the economic and voting interest in SABMiller at December 31, 2013. Mr. Kiely does not materially benefit directly or indirectly from this relationship.

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BOARD AND GOVERNANCE MATTERS

Business Relationships and Transactions Considered
In July 2012, the Company and the Economic Development Authority of the City of Richmond (“EDA”) entered into an agreement concerning the renovation of the historic Landmark Theater in Richmond, Virginia. Under the agreement, the Company acquired from the EDA the naming rights to the theater for a 20-year period for $10 million payable over five years. The agreement reflects the Company’s long-standing commitment to supporting cultural venues located in and around its communities. Messrs. Farrell and Barrington are non-employee directors of Richmond Performing Arts Center L.L.L.P., the entity responsible for overseeing various performing arts venues in the City of Richmond, including the Landmark Theater, for the benefit of the Richmond community. Neither Mr. Farrell nor Mr. Barrington materially benefits directly or indirectly from this relationship.
Additionally, immediate family members (as defined in the Company’s Policy on Related Person Transactions, which is discussed in “Related Person Transactions and Code of Conduct” on page 70) of Mr. Devitre, Mr. Farrell, Mr. Jones, Mr. Kiely and Dr. Sakkab are employed in non-executive officer capacities by entities with which the Company or its subsidiaries from time to time do business in the ordinary course on terms comparable to those provided to unrelated third parties. The immediate family member in each case is neither responsible for, nor involved in, the entity’s day-to-day dealings with the Company or its subsidiaries, and the respective payments made by the Company or its subsidiaries to the entities in the last three fiscal years are significantly less than the greater of $1 million or 2% of the entities’ consolidated gross revenues. None of Mr. Devitre, Mr. Farrell, Mr. Jones, Mr. Kiely or Dr. Sakkab, or their respective immediate family members, materially benefits directly or indirectly from these relationships.

The Committee has determined that the foregoing business relationships and transactions did not affect the independence of any nominee for director.

In making its recommendation to the Board, the Committee also considered the following philanthropic relationships and transactions between the Company and its subsidiaries and various educational and other charitable entities located in or near the locations of Company or Company subsidiary facilities. The Company believes that these relationships further its Mission goal of investing in leadership, which includes investing meaningfully in the communities in which our employees live and work with the objective of making those communities leading environments where our businesses can succeed. In some cases, these relationships date back for many decades.

Philanthropic Relationships and Transactions Considered
As the Company disclosed in prior years, a subsidiary of the Company pledged $25 million to the University of Virginia (the “University”) in 2006, reflecting a long-standing relationship between the Company and the University that has included employment recruiting and charitable donations. In 2013, the Company contributed $1.0 million towards this pledge. Also in 2013, the Company or its subsidiaries (i) made certain other charitable donations to the University, including contributions under the Company’s matching gift program, in an aggregate amount of $953,818 and (ii) made ordinary course trade payments to the University in the aggregate amount of $10,296. The sum of these 2013 contributions and payments represent less than 2% of the University’s consolidated gross revenues. Mr. Casteen, who joined the Board in 2010, is a former President of the University. He now serves as President Emeritus of the University. Mr. Casteen’s daughter-in-law, Laura Casteen, is employed by the University as an Associate Dean. Mr. Casteen does not materially benefit directly or indirectly from this relationship. In addition, Governor Baliles’s employer, the Miller Center of Public Affairs, is affiliated with the University.
In the Richmond, Virginia region, where the Company and several of its subsidiaries are headquartered and employ approximately 4,000 people, the Company made the following contributions to educational and other charitable organizations in 2013 that exceeded $150,000:
• $620,500 to Virginia Commonwealth University in support of various academic programs and scholarships;
• $300,000 to the Virginia Museum of Fine Arts in support of exhibitions; and

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BOARD AND GOVERNANCE MATTERS

Philanthropic Relationships and Transactions Considered
• $500,000 to Richmond 2015, Inc., which is the non-profit entity responsible for the organization, management and promotion of the 2015 UCI World Cycling Championships to be held in Richmond, Virginia. The Company also agreed to a matching contribution of up to $250,000 that is contingent upon support provided by other Central Virginia businesses.
Mr. Farrell is a non-employee director or trustee of each of these entities. Mr. Barrington is a non-employee trustee of the Virginia Museum of Fine Arts. The contributions identified above did not in any case exceed the greater of $1 million or 2% of any such entity’s consolidated gross revenues. Neither Mr. Farrell nor Mr. Barrington materially benefits directly or indirectly from these contributions.
In addition, the Company makes various grants and charitable contributions, including matching gifts under the Company’s matching gift program, to entities where Governor Baliles, Mr. Casteen, Mr. Devitre, Mr. Farrell, Mr. Jones, Ms. Kelly-Ennis, Mr. Kiely and Ms. McQuade and immediate family members of Governor Baliles and Mr. Muñoz serve as non-executive directors or trustees or non-executive employees. A substantial majority of these grants and contributions was made to non-profit entities that serve the communities in which the Company and its subsidiaries operate and to non-profit educational programs and institutions located in and around these communities. In each case, payments by the Company in the last three fiscal years were significantly less than the greater of $1 million or 2% of any such entity’s consolidated gross revenues. None of Governor Baliles, Mr. Casteen, Mr. Devitre, Mr. Farrell, Mr. Jones, Ms. Kelly-Ennis, Mr. Kiely, Ms. McQuade or Mr. Muñoz, or their respective immediate family members, materially benefits directly or indirectly from these contributions.

The Committee has determined that the foregoing philanthropic relationships and transactions did not affect the independence of any nominee for director.

Compensation of Directors

With respect to non-employee directors, the Company’s philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of shareholders. Directors who are full-time employees of the Company (currently, only Mr. Barrington) receive no additional compensation for service as a director.

The Nominating, Corporate Governance and Social Responsibility Committee periodically reviews the competitiveness of director compensation (taking into account the Company’s Compensation Survey Group described on page 33), considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors.

The following table presents the cash and equity compensation elements in place during 2013 for our non-employee directors:

Type of Compensation	Amount ($)
Annual Board Retainer (1)	100,000
Annual Retainer for Presiding Director	20,000
Annual Retainer for Committee Chairs
Audit Compensation Finance Innovation Nominating, Corporate Governance and Social Responsibility	20,000 20,000 10,000 10,000 10,000
Annual Membership Retainer for Each Member of Each Committee above	5,000
Annual Stock Award Value	160,000

(1)	The annual cash retainer is paid in quarterly installments.

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BOARD AND GOVERNANCE MATTERS

A non-employee director may elect to defer the award of shares of common stock and all or part of his or her retainers. Pursuant to the Deferred Fee Plan for Non-Employee Directors, deferred retainers are credited to an unfunded bookkeeping account and may be “invested” in various “investment choices,” including an Altria common stock equivalent account. These “investment choices” parallel the investment options offered under the Deferred Profit-Sharing Plan for Salaried Employees and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. The non-employee director will receive deferred awards of common stock and cash distributions of deferred retainers either prior to or following termination of service from the Board, as elected by the non-employee director.

In addition to cash payments and stock awards, non-employee directors are covered under the Company’s Business Travel Accident Insurance Plan that is available generally to all salaried employees. Non-employee directors also participated in the Company’s Group Life Insurance Program in 2013, but their participation ended in January 2014.

Non-employee directors may also participate in the Company’s Matching Gift Program. This program is available to all employees and non-employee directors. The Company will match eligible donations of a minimum of $25 up to $30,000 per year per employee or non-employee director on a dollar-for-dollar basis to eligible non-profit organizations. In 2013, the following non-employee directors participated in this program: Governor Baliles, Mr. Casteen, Mr. Devitre, Mr. Jones, Ms. Kelly-Ennis, Mr. Kiely, Ms. McQuade and Mr. Muñoz. The aggregate amount of matching payments for these eight directors in 2013 was $197,834.

The following table presents the compensation received by the non-employee directors for service as directors in fiscal year 2013.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2) (3)	All Other Compensation ($) (4)	Total ($)
Elizabeth E. Bailey (1)	37,363	0	0	37,363
Gerald L. Baliles	125,000	160,023	27,000	312,023
John T. Casteen III	115,000	160,023	10,000	285,023
Dinyar S. Devitre	115,000	160,023	18,795	293,818
Thomas F. Farrell II	130,000	160,023	0	290,023
Thomas W. Jones	125,000	160,023	30,000	315,023
Debra J. Kelly-Ennis (5)	94,445	160,023	10,000	264,468
W. Leo Kiely III	135,000	160,023	59,939	354,962
Kathryn B. McQuade	115,000	160,023	32,000	307,023
George Muñoz	135,000	160,023	10,100	305,123
Nabil Y. Sakkab	125,000	160,023	0	285,023

(1)	Dr. Bailey retired from the Board effective May 15, 2013, at the completion of her term. This table reports all compensation received by Dr. Bailey through May 15, 2013.

(2)	Pursuant to the Stock Compensation Plan for Non-Employee Directors, on May 16, 2013, each non-employee director received 4,285 shares of common stock with an aggregate grant date fair market value of $160,023. The dollar value is slightly higher than $160,000 because the grant is made in whole shares. The fair market value of the shares of $37.345 per share was based on the average of the high and low price of Altria common stock on May 16, 2013.

(3)	No stock options have been awarded to directors since 2002. As of December 31, 2013, there were no stock options outstanding.

(4)	All Other Compensation consists of charitable matching gifts paid in 2013 under the Company’s Matching Gift Program to charitable entities designated by the non-employee director as more particularly described above. In the case of Mr. Kiely and Ms. McQuade, the amount includes $29,939 and $2,000, respectively, in matching gift requests submitted in fiscal year 2012 that were paid by the Company in 2013 for administrative reasons.

(5)	This amount reflects Ms. Kelly-Ennis’s service as a director since February 26, 2013.

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BOARD AND GOVERNANCE MATTERS

Stock Ownership Guidelines for Non-Employee Directors and Prohibition on Hedging

The Board believes that stock ownership guidelines further align the interests of the Board with those of the Company’s shareholders. The Company’s non-employee directors are expected to hold the Company’s common stock in an amount equal to the lesser of five times the then-current annual cash retainer or 26,000 shares. Directors are expected to reach this ownership level within five years of being elected to Board membership and to hold the requisite number of shares until retirement. The ownership requirement for non-employee directors may be satisfied with all beneficially owned shares, including deferred shares, and share equivalents. As of December 31, 2013, all of our directors who had served on the Board for five or more years since their election held a sufficient number of shares to satisfy these guidelines.

The Company’s non-employee directors are not permitted to engage in hedging activities with respect to our stock. Furthermore, our non-employee directors do not pledge their Altria shares.

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AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2013

To Our Shareholders:

Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent registered public accounting firm and the performance of the internal auditors.

The Audit Committee has received representations from management that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. The Audit Committee has pre-approved all fiscal year 2013 audit and permissible non-audit services provided by the independent registered public accounting firm and the fees for those services. As part of this process, the Audit Committee has reviewed the audit fees of the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent registered public accounting firm from performing specified services that might impair their independence as well as compliance with the Company’s and the Audit Committee’s policies.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent registered public accounting firm, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal control over financial reporting. The Audit Committee has reviewed significant audit findings prepared by the independent registered public accounting firm and those prepared by the internal auditors, together with management’s responses.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited consolidated financial statements in the Company’s 2013 Annual Report on Form 10-K.

Audit Committee:

George Muñoz, Chair

John T. Casteen III

Dinyar S. Devitre

Thomas W. Jones

Kathryn B. McQuade

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent specifically incorporated by reference therein.

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AUDIT COMMITTEE MATTERS

Independent Registered Public Accounting Firm’s Fees

Aggregate fees, including out-of-pocket expenses, paid to our independent registered public accounting firm, PricewaterhouseCoopers, were comprised of the following (in millions):

Audit Fees	2013 Actual ($)	2012 Actual ($)
Audit Fees (1)	6.3	5.6
Audit-Related Fees (2)	0.9	0.9
Tax Fees (3)	1.0	1.0
All Other Fees (4)	0.0	0.0
TOTAL	8.2	7.5

(1)	Fees and expenses associated with professional services rendered by PricewaterhouseCoopers in connection with (a) the audit of the Company’s consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of the Company’s affiliates; (b) reviews of the Company’s unaudited condensed consolidated interim financial statements; and (c) reviews of documents filed with the SEC.

(2)	Fees and expenses for professional services rendered by PricewaterhouseCoopers for audit-related services, which include certain employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.

(3)	Fees and expenses for professional services rendered by PricewaterhouseCoopers in connection with U.S. and foreign tax compliance and planning, and consultation and advice on tax examinations.

(4)	There were no “Other Fees” in 2013 or 2012.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent registered public accounting firm and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

20    ALTRIA GROUP, INC. – Proxy Statement

COMPENSATION COMMITTEE MATTERS

COMPENSATION COMMITTEE MATTERS

Introduction

The Compensation Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE. Its responsibilities are described below and set forth in the Compensation Committee Charter, which is available on the Company’s website at www.altria.com/governance. The current members of the Committee are: W. Leo Kiely III (Chair); Gerald L. Baliles; Thomas F. Farrell II; Thomas W. Jones; and Kathryn B. McQuade.

Compensation Committee Interlocks and Insider Participation

During 2013, no executive officer of the Company served on the board of directors or compensation committee of another entity one or more of whose executive officers served as a member of our Board of Directors or Compensation Committee. No member of the Compensation Committee at any time during 2013 or at any other time had any relationship with us that would be required to be disclosed as a related person transaction.

Compensation Committee Procedures

Scope of Authority

The responsibilities of the Compensation Committee are set forth in its charter and include, among other duties, the responsibility to:

•	review and approve the Company’s overall executive compensation philosophy and design;

•

review and approve corporate goals and objectives relevant to the compensation of our CEO, evaluate the performance of our CEO in light of these goals and objectives and determine and approve the compensation of our CEO based on this evaluation;

•	review and approve the compensation of all executive officers;

•	make recommendations to the Board with respect to incentive compensation plans and equity-based plans, administer and make awards under such plans and review the cumulative effect of its actions;

•	monitor compliance by executives with our stock ownership guidelines;

•	monitor risks related to the design of the Company’s compensation program;

•

review and assist with the development of executive succession plans, evaluate and make recommendations to the Board regarding potential candidates to become CEO and evaluate and approve candidates to fill other senior executive positions;

•	review and discuss with management our Compensation Discussion and Analysis; and

•	prepare and approve the Compensation Committee’s annual report for inclusion in our annual proxy statement.

In addition, the Compensation Committee determines ratings for Company performance for the annual and long-term cash incentive awards formulas.

In accordance with its charter, the Compensation Committee may delegate its authority to subcommittees or the chair of the Committee when it deems appropriate, unless prohibited by law, regulation or NYSE listing standards.

Processes and Procedures for Establishing Executive Compensation

The primary processes and procedures for establishing and overseeing executive compensation include:

Compensation Committee Meetings. The Compensation Committee meets several times each year, including five times in 2013. The Chair of the Committee, in consultation with the other members, sets meeting agendas. The Committee reports its actions and recommendations to the Board.

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COMPENSATION COMMITTEE MATTERS

Role of Consultants. As part of our annual compensation process, management engages Hewitt Associates, LLC d/b/a Aon Hewitt (“Aon Hewitt”).

•

Aon Hewitt conducts a survey of Compensation Survey Group companies. See page 33 for a description of the companies included in the Compensation Survey Group and the criteria and process for their selection. The survey collects compensation data and competitive practices. The Committee reviews the data to help it assess competitive levels of pay and the competitive mix of pay elements.

•

Based on parameters developed by management, Aon Hewitt provides competitive compensation information focused on chief executive officer pay primarily from public filings, including annual proxy filings, by companies within our Compensation Survey Group. The Committee also reviews this data.

•	Aon Hewitt provides background information on companies as reference for evaluating our Compensation Survey Group.

Aon Hewitt also participates in the Company’s risk assessment process with respect to its executive compensation program as described on page 32. Aon Hewitt neither provides advice nor recommendations on the form or amount of Altria’s executive or director compensation nor attends Committee meetings.

In 2013, the aggregate Aon Hewitt fees associated with services relating to executive and director compensation totaled $116,276. In 2013, the aggregate Aon Hewitt fees associated with additional services totaled $88,994. These additional services reflected a portion of the survey referenced above allocable (on an estimated basis) to non-executive compensation. These additional services were conducted based on parameters developed by management. Based on an assessment under SEC rules and given the limited nature of these additional services, the Company does not believe these additional services raise a conflict of interest or prevent Aon Hewitt from providing services relating to executive and director compensation.

Role of Management.

•	The Company’s management provides input on overall executive compensation program design for the Compensation Committee’s consideration.

•

Each year, our Chairman and CEO presents to the Compensation Committee compensation recommendations for the Company’s named executive officers, as well as certain other officers. The Committee reviews and discusses these recommendations with our CEO and, exercising its discretion, makes the final decision with respect to the compensation of these individuals. The CEO has no role in setting his own compensation.

•	At the beginning of each year, our Chairman and CEO presents his proposed annual performance goals to the Compensation Committee.

Compensation Committee Report for the Year Ended December 31, 2013

To Our Shareholders:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 24 through 41 of this Proxy Statement with management. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

W. Leo Kiely III, Chair

Gerald L. Baliles

Thomas F. Farrell II

Thomas W. Jones

Kathryn B. McQuade

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent specifically incorporated by reference therein.

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COMPENSATION DISCUSSION AND ANALYSIS – TABLE OF CONTENTS

COMPENSATION TABLES

Summary Compensation Table	42
Grants of Plan-Based Awards during 2013	45
Outstanding Equity Awards as of December 31, 2013	46
Stock Option Exercises and Stock Vested during 2013	47
Pension Benefits	48
Non-Qualified Deferred Compensation	51
Payments upon Change in Control or Termination of Employment	52

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we provide a detailed description of Altria’s executive compensation program, with focus on the Compensation Committee’s compensation decisions with respect to our NEOs:

Name	Position during 2013
Martin J. Barrington	Chairman of the Board and Chief Executive Officer, Altria Group, Inc.
Howard A. Willard	Executive Vice President and Chief Financial Officer, Altria Group, Inc.
David R. Beran	President and Chief Operating Officer, Altria Group, Inc.
Denise F. Keane	Executive Vice President and General Counsel, Altria Group, Inc.
Craig A. Johnson	President and Chief Executive Officer, Altria Group Distribution Company

Executive Summary

Compensation Philosophy

Altria’s executive compensation program aligns with Altria’s Mission, Mission Goals and Values, including Invest in Leadership. We believe that such an investment requires:

•	clear alignment of the interests of our executives and shareholders;

•	clear articulation of corporate and individual performance goals;

•	transparent measurement of performance against those goals; and

•	a competitive, financially disciplined executive compensation program that rewards past success and creates the appropriate incentives for future conduct.

Say on Pay

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides shareholders with a non-binding advisory vote (“Say on Pay”) on the compensation of a company’s named executive officers, as such compensation is disclosed in the company’s annual proxy statement. Altria holds the vote annually and, at the 2013 Annual Meeting, more than 95% of the votes cast approved our NEO compensation on an advisory basis. Upon consideration of the strong support shown in 2013 by the vote results and other factors described in this Proxy Statement, the Compensation Committee decided that no changes to the executive compensation program were necessary for 2013.

Company Financial Performance

The following graphs provide a summary of the Company’s one and three-year performance against key financial measures:

24    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

(1)	See “Decision Making Process – Benchmarking – Compensation Survey Group and Altria Peer Group” for more information on the 2013 Altria Peer Group.

Source:	Bloomberg Daily Return (December 31, 2012 – December 31, 2013)

Note:	Assumes reinvestment of dividends as of the ex-dividend date.

(1)	See “Decision Making Process – Benchmarking – Compensation Survey Group and Altria Peer Group” for more information on the 2013 Altria Peer Group.

Source:	Bloomberg Daily Return (December 31, 2010 – December 31, 2013)

Note:	Assumes reinvestment of dividends as of the ex-dividend date.

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EXECUTIVE COMPENSATION

Altria’s Adjusted Diluted EPS

(1)	Three-year compound annual growth rate (“CAGR”) based on 2010 adjusted diluted EPS of $1.90.

Altria’s Dividend (1)

(1)	Annualized dividend based on quarterly dividend rate per common share declared in August of each year.

(2)	Three-year CAGR based on the quarterly dividend rate per common share of $0.38 or $1.52 annualized declared in August 2010, with each August dividend similarly annualized.

26    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

2013 Strategic Performance

•	Altria enhanced its capital structure, which resulted in a reduction in Altria’s weighted average coupon interest rate to 5.9% at year-end 2013 from 7.2% at year-end 2012.

•	Altria repurchased 16.7 million shares of its common stock for a total cost of approximately $600 million.

•	Altria successfully completed a cost reduction program for its tobacco and service company subsidiaries by delivering $400 million in annualized savings versus previously planned spending.

•	Altria pursued its innovation strategy by entering the e-vapor category through its subsidiary Nu Mark’s launch of MarkTen e-cigarettes in lead markets in Indiana (August) and Arizona (December).

•	Altria announced strategic agreements with PMI subsidiaries to license and distribute e-vapor and other innovative products.

2013 Operating and Service Company Highlights

•	The smokeable products segment grew adjusted OCI by 2.4% and PM USA grew retail share of Marlboro by 0.1 share point to 43.7%.

•	The smokeless products segment grew adjusted OCI by 7.0% to $1,026 million. USSTC grew the combined retail share of Copenhagen and Skoal by 0.3 share points to 50.7%.

•	Ste. Michelle grew adjusted OCI by 13.5% to $118 million, and shipment volume increased 5.0%.

•

Altria’s two service organizations – Altria Group Distribution Company (“AGDC”) and Altria Client Services Inc. – provided efficient support to the operating companies, enabling the operating companies to focus on brand management and manufacturing.

2013 Performance of NEOs

The Compensation Committee considers several factors in approving each element of compensation. For example, the Compensation Committee evaluated the Company’s financial and strategic performance, as described above, in the context of the 2013 Annual Incentive Award program (discussed under “2013 Executive Compensation Program Decisions – Annual Incentives” on page 35). The Compensation Committee also evaluated the individual performance of each NEO for purposes of determining salary increases, annual cash incentive awards and long-term incentive awards. Each executive, including our NEOs, is evaluated on a five-point scale of “Extraordinary,” “Outstanding,” “Valued,” “More Expected” or “Unsatisfactory Performance.” We pay variable elements of compensation only after the relevant performance period — whether short- or long-term — has ended and the Compensation Committee has assessed actual executive performance relative to stated goals.

The Compensation Committee concluded that the successes of our NEOs in achieving their individual performance goals contributed significantly to the Company’s strong overall performance. We discuss the 2013 individual performance of each of our NEOs below. Based on this assessment and the plan designs described in “2013 Executive Compensation Program Decisions” on page 35, the Compensation Committee approved the compensation paid or awarded to our NEOs as detailed in the compensation tables.

•

Martin J. Barrington. Mr. Barrington served as Chairman and CEO of the Company. He provided outstanding leadership to the Board, the executive team and employees while maintaining strong relationships with investors. Among other accomplishments, Mr. Barrington developed and set the Company’s strategy to maximize the core business while innovating for future value creation; developed and aligned the executive and other talent needed to execute that strategy; and maintained strong relationships with key external stakeholders. Specifically, Mr. Barrington guided the efforts by Altria and its companies to:

•

grow adjusted OCI in reportable segments, as discussed above, and deliver $4.8 billion of adjusted net earnings (1) in a challenging economic, regulatory and competitive environment, which helped Altria meet its 2013 adjusted diluted EPS and adjusted discretionary cash flow (1) goals;

•

implement an innovation system linked to the business strategy; build the Nu Mark e-vapor business with two lead market launches of MarkTen e-cigarettes; and enter into an agreement with PMI to license Nu Mark’s e-vapor products for international sales and for the right to commercialize two of PMI’s innovative product technologies in the U.S.; and

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EXECUTIVE COMPENSATION

•	build organizational capability by improving Altria’s diversity and inclusion culture, leadership development programs and employee engagement strategies.

•

Howard A. Willard. Mr. Willard served as Executive Vice President and Chief Financial Officer of the Company. His responsibilities included oversight of the Finance function, Investor Relations, Strategy & Business Development and Philip Morris Capital Corporation. His significant contributions in 2013 included effectively managing the Company’s balance sheet, accomplishing debt restructuring that improved our debt maturity profile and lowered our future interest expense and executing the Company’s expanded $1 billion share repurchase program. Mr. Willard played a leadership role in the Company’s successful completion of a cost reduction program that delivered $400 million in annualized savings versus previously planned spending. He also successfully guided Altria’s strategy and business development activities, including negotiations with PMI regarding the technology licensing and commercialization agreement discussed above, and oversaw the Company’s strong relationships and communications with investors.

•

David R. Beran. Mr. Beran served as President and Chief Operating Officer (“COO”) of the Company. His responsibilities included oversight of PM USA, John Middleton Co. (“Middleton”), USSTC, Nu Mark, Ste. Michelle, AGDC, Marketing, Innovation, Information Systems and Procurement. Under his leadership, the operating companies contributed to Altria’s results through improved brand architectures, product expansions, disciplined cost management and improved innovation capability. As described in the operating company highlights on page 27, the tobacco operating companies delivered strong adjusted OCI growth. Ste. Michelle successfully grew its adjusted OCI by expanding the distribution of its premium wine products. And Nu Mark entered the growing e-vapor category through the launch of MarkTen e-cigarettes in lead markets in Indiana and Arizona.

•

Denise F. Keane. Ms. Keane served as Executive Vice President and General Counsel of the Company. Her responsibilities included managing the diverse litigation challenges faced by Altria and its operating companies and efficiently deploying resources of the Law department and outside counsel to help the Company meet critical regulatory and business requirements. Her accomplishments included a defense verdict in a significant 16 year-old class action in California and successful management of the West Virginia consolidated lawsuits and Engle-progeny cases. Ms. Keane was also instrumental in negotiating and securing approval of the Stipulated Partial Settlement and Award with 22 jurisdictions, which resolved long-standing disputes related to the non-participating manufacturer adjustment (“NPM Adjustment”) provisions of the 1998 Master Settlement Agreement and revised and streamlined the NPM Adjustment provision for future years. In addition, she helped achieve a favorable arbitration decision against the non-settling states related to the NPM Adjustment dispute for 2003. In addition to supporting the Company’s legal and business issues, Ms. Keane played a key role in advancing the Company’s diversity and inclusion initiative.

•

Craig A. Johnson. Mr. Johnson served as President and CEO of AGDC, which provides comprehensive sales, distribution and consumer engagement services to Altria’s tobacco operating companies. Under his leadership, AGDC executed numerous sales and consumer engagement initiatives in 2013, including product expansions that grew major cigarette and smokeless brands’ retail share and significant digital infrastructure enhancements to support PM USA’s and USSTC’s adult consumer engagement strategy. Mr. Johnson also led AGDC’s efforts to establish and maintain strong relationships with trade channel partners and facilitated the successful launch and distribution of key products, including MarkTen e-cigarettes in lead markets in Indiana and Arizona.

In addition to assessing Company and individual performance against stated goals to determine incentive compensation, the Compensation Committee looks at comprehensive contextual information, including, but not limited to, industry market data and tally sheets for each of the NEOs that include their total cash and long-term compensation, total defined benefit and defined contribution retirement plan accruals and perquisites for the last three years.

(1)	Adjusted net earnings and adjusted discretionary cash flow are non-GAAP financial measures. See Annex A to this Proxy Statement for information regarding non-GAAP financial measures and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

28    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

Executive Compensation Design

Principles

We design our executive compensation program, like other organizational strategies at Altria, to promote our Mission, which is to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products. In pursuing our Mission, we have established four goals: Invest in Leadership, Align with Society, Satisfy Adult Consumers and Create Substantial Value for Shareholders.

Our Values guide our behavior as we pursue our Mission and our goals. Our Values are Integrity, Trust and Respect; Passion to Succeed; Executing with Quality; Driving Creativity into Everything We Do; and Sharing with Others.

Our executive compensation program includes multiple performance metrics to assess the efforts of all executives in pursuing our Mission and goals, while assuring that such efforts are guided by our Values. Specifically, our program is designed to satisfy the following objectives:

•	promote pursuit of business strategies that are aligned with society, are executed with integrity and create substantial value for shareholders;

•

reward quality execution by making a significant portion of the compensation of our executives dependent on the achievement by the Company and the individual of financial and other key strategic goals;

•	align the interests of shareholders and executives through equity-based long-term incentive awards and stock ownership guidelines;

•	support our ability to attract, develop and retain world-class leaders; and

•	promote internal fairness and a disciplined qualitative and quantitative assessment of performance.

We believe that the elements of our executive compensation program serve these objectives with the following design principles (as shown in the chart below):

•	a mix of fixed and at-risk variable compensation, with executives at higher levels having a higher proportion of variable compensation;

•	a mix of short-term and long-term compensation to appropriately reward and incent the achievement of both annual and long-term goals and objectives; and

•

a mix of cash and equity compensation that seeks to discourage actions that are solely driven by our stock price to the detriment of strategic goals and to minimize the potential dilutive nature of equity compensation on shareholder value.

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EXECUTIVE COMPENSATION

2013 CEO and NEO Pay Mix (1)

CEO	Other NEOs

CEO	Other NEOs

(1)	Includes 2013 actual salary, annual incentive award, grant date fair value of long-term equity awards and actual (annualized) long-term cash LTIP award.

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EXECUTIVE COMPENSATION

Elements

The table below summarizes the elements and objectives of the 2013 executive compensation program for the NEOs. In addition, the general objective of each element of compensation is to attract and retain world-class leaders.

2013 Executive Compensation Program

Element	Summary Description	Objective
Annual Compensation
Salary (1)	Fixed cash compensation based on role at the Company.	• Provide financial stability • Recognize individual role, experience, responsibility and performance
Annual Incentive Awards (2)	Annual cash-based incentive plan based on prior year’s performance. Target awards are expressed as a percentage of annual salary. Actual payouts may be higher or lower than target, based on demonstrated business and individual performance against stated goals.	• Recognize annual Company financial and strategic performance after it is delivered • Recognize annual individual performance after it is delivered
Long-Term Incentive Compensation
Equity Awards (2)	Equity awards based on prior year’s performance and advancement potential. Award delivered as restricted or deferred stock, usually vesting after three years.	• Align NEO’s interests with shareholders • Recognize individual performance and advancement potential • Build stock ownership • Retain talented leaders
Long-Term Incentive Plan (2)	Three-year cash-based incentive plan based on three-year financial and strategic goals. Target awards are expressed as a percentage of each year-end salary over the three-year period. Actual payouts may be higher or lower than target, based on actual business and individual performance over the entire three-year period.

•    Align NEO’s interests with shareholders

•    Recognize long-term Company financial and strategic performance after it is delivered

•    Recognize long-term individual performance after it is delivered

•    Retain talented leaders

Post-Termination Benefits and Change in Control Payments
Defined Benefit Plans (1)	Provide for the continuation of a portion of total annual cash compensation upon retirement or separation from service. Generally, employees hired prior to January 1, 2008 are eligible.	• Provide opportunity for financial security in retirement
Defined Contribution Plans (1)	Cash contribution by the Company based on a formula related to growth in adjusted diluted EPS for 2013.	• Provide opportunity for financial security in retirement • Provide additional opportunity to build stock ownership
Change in Control Payments	Payments to executives triggered by a defined change in the ownership of the organization. Change in control provisions are contained in the 2005 and 2010 Performance Incentive Plans.	• Allow NEOs to focus on delivering shareholder value in a period of uncertainty • Allow NEOs to receive awards granted for periods of performance before a change in control

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EXECUTIVE COMPENSATION

Element	Summary Description	Objective
Termination Payments	For certain types of involuntary separations, potential for severance benefits (including continuation of salary and health insurance for up to 12 months based on years of service). Our NEOs are eligible for the same severance benefits as our salaried employees.	• Provide opportunity for protection upon an unexpected event
Perquisites (1)	For the Chairman and CEO, home security system for safety and security purposes. For only the Chairman and CEO and the President and COO, personal use of Company aircraft subject to an annual allowance. For all NEOs, annual financial counseling reimbursement and leased Company vehicle.	• Security and retention supplement
Other Benefits (1)	Medical coverage, group life insurance and other welfare benefits generally available to all salaried employees, as well as opportunity for executive physical examinations.	• Promote health and financial security

(1)	Fixed compensation

(2)	Variable compensation

Decision Making Process

Participants

For information on the various participants and their key decision-making responsibilities, please see the “Compensation Committee Matters” section on pages 21 to 22.

Risk Assessment

A cross-functional team of executives in the Human Resources & Compliance, Law and Audit departments annually reviews Altria’s compensation program (executive and non-executive) to identify features that could encourage excessive risk-taking by program participants and to assess the potential of such risks to have a material adverse effect on Altria. Management requested that the external compensation consultant, Aon Hewitt, review this risk assessment process – specifically the features identified as potentially encouraging excessive risk-taking, features that mitigate risk and management’s assessment of those features – to confirm consistency with prevailing best practices.

After reviewing management’s assessment, the Compensation Committee believes that neither the compensation program’s design nor the discrete elements of executive compensation encourage employees, including the NEOs, to take unnecessary or excessive risks. The executive compensation program also incorporates risk-mitigating features, which the Compensation Committee considered as part of its assessment. The Company believes that any risks arising from our compensation policies and practices are not likely to have a material adverse effect on the Company.

RISK MITIGATING FEATURES

¡  Appropriate compensation mix of fixed versus at-risk variable pay, annual versus long-term pay and cash versus equity

¡ Multiple objective performance factors used for annual and long-term cash incentive awards, coupled with the Compensation Committee’s discretion to approve awards at lower than target

¡  Caps on annual and long-term incentive plan formulas

¡  Peer company benchmarking

¡  Significant stock ownership guidelines

¡  A “clawback” policy providing for the adjustment or recovery of executive compensation upon the restatement of the Company’s financial statements

¡ Individual performance assessments that emphasize compliance and behavior consistent with the Company’s Mission goals and Values

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EXECUTIVE COMPENSATION

Benchmarking

Compensation Strategy

We design our executive compensation program to deliver total compensation (salary, annual and long-term cash awards, equity awards and benefits) upon attainment of performance targets at levels between the 50th and the 75th percentiles of compensation paid to executives in the Compensation Survey Group (“CSG”), defined below. This approach is critical to pursuing our Mission goals through the attraction and retention of world-class leaders and contributes to low voluntary executive turnover across all of our businesses. Actual total compensation can exceed the 75th percentile or be below the 50th percentile depending on business and individual performance in relation to performance targets.

Compensation Survey Group and Altria Peer Group

We annually compare our executive compensation program with the programs of the companies in the CSG. The purpose of this annual review is to assure that our executive compensation program supports our ability to attract and retain executive talent. When determining the companies to include in the CSG, the Compensation Committee identifies companies that compete with us for talent and:

•	are direct competitors; or

•	have similar market capitalization; or

•	are primarily focused on consumer products (excluding high technology and financial services); and

•	have business generally focused within the United States.

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EXECUTIVE COMPENSATION

The Altria Peer Group is a subset of the CSG that we use, along with major external indices, to assess financial performance for purposes of determining variable compensation payments. The Altria Peer Group consists of U.S.-headquartered consumer product companies that compete with our tobacco operating subsidiaries or otherwise provide useful financial performance comparisons on the basis of market capitalization or reported revenue.

Based on these criteria, the Compensation Committee included the following companies in the 2013 CSG and Altria Peer Group and used this list for compensation-related decisions during 2013. The list is sorted by market capitalization as of December 31, 2013.

Companies	Market Capitalization ($B) (1)	Compensation Survey Group	Altria Peer Group
The Coca-Cola Company	182	✓	✓
Merck & Co., Inc.	146	✓
Philip Morris International Inc. (2)	140	✓
PepsiCo, Inc.	127	✓	✓
McDonald’s Corporation	97	✓
3M Company	93	✓
Bristol-Myers Squibb Company	88	✓
Altria	77
Mondelēz International, Inc.	62	✓	✓
Colgate-Palmolive Company	60	✓	✓
Eli Lilly and Company	57	✓
Median	49
Kimberly-Clark Corporation	40	✓	✓
Kraft Foods Group, Inc.	32	✓	✓
General Mills, Inc.	31	✓	✓
Reynolds American Inc.	27	✓	✓
H.J. Heinz Company	23	✓	✓
Kellogg Company	22	✓	✓
The Hershey Company	22	✓	✓
Lorillard, Inc.	19	✓	✓
ConAgra Foods, Inc.	14	✓	✓
Campbell Soup Company	14	✓	✓

(1)	Market capitalization is calculated using shares outstanding as of the most recent public disclosure as of January 6, 2014 per Bloomberg multiplied by the closing stock price as of December 31, 2013. Market capitalization for H.J. Heinz Company is based on the closing stock price on June 7, 2013, the last day it was publicly traded.

(2)	Although PMI does not meet all of the criteria set forth above, we compete for executive talent.

On June 7, 2013, H.J. Heinz Company was acquired and ceased trading as a public company. As a result, the Compensation Committee removed H.J. Heinz Company from the CSG for 2014 compensation decisions. This change reduces the CSG to 19 companies and the Altria Peer Group to 13 companies.

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2013 Executive Compensation Program Decisions

Salary

Salary is the principal fixed element of executive compensation and is intended to provide a certain level of financial stability to our executives. The Compensation Committee considers a number of factors when reviewing and setting salaries for NEOs, including each executive’s individual performance rating, level of responsibility, experience, the relationship between salaries paid to other Company executives and the position of the executive’s salary within the applicable salary range. Additionally, as appropriate, the Compensation Committee compares the salaries of our executive officers to others holding comparable positions at CSG companies. The Compensation Committee analyzes all these factors in the aggregate in reaching NEO salary determinations.

Salaries are relevant in establishing annual and long-term incentive award payouts and factor into retirement, group life insurance and certain other benefits available to all salaried employees. The Compensation Committee typically reviews salaries on an annual basis and increases generally are effective March 1.

The 2013 salary range for each of the NEOs was as follows:

	2013 Salary Range
Salary Band	Minimum ($)	Maximum ($)
A	910,000	2,090,000
B	480,000	1,100,000

In 2013, Mr. Barrington was in salary band A as Chairman and CEO, and the other NEOs were in salary band B.

The Compensation Committee increased the salaries of the NEOs based on the criteria noted above as follows effective March 1, 2013:

2013 Salary Increases

Named Executive Officer	2012 Salary ($)	2013 Salary ($)
Martin J. Barrington	1,150,000	1,200,000
Howard A. Willard	625,200	651,000
David R. Beran	870,100	908,000
Denise F. Keane	835,000	863,000
Craig A. Johnson	808,600	825,000

Annual Incentives

The Annual Incentive Award program is a cash-based, pay-for-performance plan for management employees, including our NEOs. Each participant has an annual award target based on salary band and expressed as a percentage of salary. Our benchmarking process establishes the award targets, and awards are paid only after both business and individual results are assessed against targeted levels of performance. The Compensation Committee reviews and approves the targets annually. However, no individual is guaranteed an award.

Each December, the Compensation Committee reviews the financial and strategic performance of Altria as well as the performance of each of our tobacco and wine businesses for that year. In determining Altria’s financial performance for 2013, the Compensation Committee considered the following:

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EXECUTIVE COMPENSATION

Key Financial Measures

	Target Range (millions, except per share data)	Actual Results	Weighting
Adjusted Diluted EPS Growth	$2.35 - $2.41	$2.38	75%
Adjusted Discretionary Cash Flow	$4,203 - $4,645	$4,365	25%

In addition to its assessment of these financial metrics, the Compensation Committee evaluates the performance of Altria and each tobacco and wine business against key strategic initiatives and any significant events during the year. The key strategic initiatives in 2013 included brand-building initiatives in Altria’s core businesses, advancing our innovation strategy and building organizational talent.

The Compensation Committee also considers TSR in its evaluation of overall performance. Altria’s 2013 TSR of 28.6% exceeded the 25.1% TSR of the 2013 Altria Peer Group and the 23.9% TSR of the S&P Food, Beverage & Tobacco Index, but lagged the 32.4% TSR of the S&P 500 Index.

Based on its overall review of financial measures and strategic initiatives, the Compensation Committee assigns Annual Incentive Award ratings for each business segment and for Altria as a whole. Performance at planned levels receives a rating of 100%. Depending on performance, Annual Incentive Award ratings can range from 0% to 130%. After review of the Company’s 2013 financial and strategic performance, the Compensation Committee assigned an Annual Incentive Award rating of 107%. The Committee used this rating together with individual performance (see “2013 Performance of NEOs” on page 27) in determining the following 2013 awards:

2013 Annual Incentive Award Target Percentages, Award Ranges and Actual Awards

Named Executive Officer	Band	Salary ($)	Individual Performance Range (1) (%)			Business Performance Factor (%)	Award Range for 2013 Performance ($)	Actual Award for 2013 Performance ($)
			Minimum	Target (2)	Maximum
Martin J. Barrington	A	1,200,000	128	150	263	107	1,643,520 - 3,376,920	2,500,000
Howard A. Willard	B	651,000	81	95	147	107	564,220 - 1,023,960	825,000
David R. Beran	B	908,000	81	95	147	107	786,960 - 1,428,190	1,200,000
Denise F. Keane	B	863,000	81	95	147	107	747,960 - 1,357,410	1,050,000
Craig A. Johnson	B	825,000	81	95	147	107	715,030 - 1,297,640	900,000

(1)	The individual performance ranges are stated as a percentage of salary and are based on individual performance between “Valued” and “Extraordinary.” Actual awards were based on financial and strategic Company performance and individual performance for 2013.

(2)	In 2012, the Compensation Committee approved increasing the target percent for salary band B employees from 90% to 95% beginning with these 2013 Annual Incentive Awards as a result of its annual review of CSG pay practices.

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Long-Term Incentives

Altria awards long-term incentives to senior executives through a combination of cash long-term performance incentive awards and restricted stock awards. The mix of these awards focuses executives on TSR, adjusted diluted EPS growth, long-term operational performance and progress against strategic and societal alignment objectives, while remaining sensitive to shareholder dilution concerns. We base the cash long-term incentives on the performance of the Company in total, as opposed to the performance of each operating company.

Long-Term Incentives: 2011 – 2013 Long-Term Incentive Plan Awards

The LTIP uses a three-year, end-to-end performance cycle, an approach consistent with the Company’s strategic planning process. At the beginning of each three-year cycle, the Compensation Committee approves long-term financial and strategic performance goals for the Company that can only be measured effectively after completion of the cycle. Awards are payable in cash after the end of each three-year cycle, based on an assessment of actual overall corporate and individual performance during the entire award cycle. Each executive has an award target based on his or her salary band, expressed as a percentage of each year-end salary over the three-year cycle. Notwithstanding the foregoing, the Compensation Committee retains the discretion to adjust awards downward and no individual is guaranteed an award.

LTIP HIGHLIGHTS

¡  Three-year, end-to-end performance cycle

¡  Awards based on Company performance against long-term financial and strategic goals

¡  Lump sum cash payment of three-year award results in a significant increase to the NEOs’ 2013 total compensation when compared to 2012 and 2011 total compensation

Although the Compensation Committee takes the executive’s earnings opportunity under the LTIP into account when setting his or her compensation each year, that opportunity remains at risk until the end of the three-year performance cycle.

The Compensation Committee considered alternative approaches, such as overlapping three-year cycles (with a new three-year cycle beginning each year), resulting in annual payouts versus payouts every three years. Although such an approach would result in less fluctuation of annual compensation to executives, the Compensation Committee concluded that this reporting benefit is outweighed by the diminished retention value of overlapping cycles and the clarity of long-term performance incentives associated with the current plan design.

The 2011 – 2013 LTIP performance cycle concluded on December 31, 2013. This performance cycle rewarded achievement of key financial and strategic performance measures intended to create substantial value for shareholders. The financial and strategic measures for 2011 – 2013 are shown in the table below:

Financial Measures (50%)	Strategic Measures (50%)
• Relative 2011 – 2013 TSR growth versus Altria Peer Group and major indices	• Establish a best-in-class FDA compliance and engagement program that results in continuous compliant operations
• Annual Adjusted Diluted EPS Growth of 6% - 9%	• Advance innovation strategy
• Grow our return on USSTC and Middleton
• Identify and execute annualized cost savings through infrastructure elimination, process improvement and headcount reduction
• Enhance our companies’ four major tobacco brands’ franchises among adult tobacco consumers

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The following table illustrates Altria’s performance against the financial measures:

Financial Measures	Performance Against Financial Measure
¡ Relative 2011 – 2013 TSR growth versus Altria Peer Group and major indices	¡ Altria	83.4%
	¡ S&P 500 Food, Beverage & Tobacco Index	58.7%
	¡ S&P 500 Index	56.8%
	¡ 2013 Altria Peer Group	58.7%
¡ Annual Adjusted Diluted EPS Growth of 6% - 9%	¡ 2013 7.7%
	¡ 2012 7.8%
	¡ 2011 7.9%

Altria delivered strong performance results against the strategic objectives, as well. The Company achieved its FDA goals by building a comprehensive program to support FDA compliance obligations and engaging significantly with the FDA on science and evidence-based positions on numerous issues. Altria met its goal of innovation growth through Nu Mark’s successful launch of MarkTen e-cigarettes in two lead markets and by entering into agreements with PMI to license and distribute e-vapor products internationally. The Company grew its return for both USSTC and Middleton. Altria delivered $400 million in annualized savings versus previously planned spending under the cost reduction program announced in October 2011, which was favorable to the LTIP target. Finally, Altria’s operating companies significantly enhanced brand architecture, packaging, communications and consumer engagement vehicles.

Following the conclusion of the 2011 – 2013 LTIP cycle, the Compensation Committee assessed the Company’s performance on each of the above financial and strategic measures to determine the final LTIP rating, which could range from 0% to 130%. The Compensation Committee assigned an LTIP rating of 112% to the Company, then used the 112% rating to determine the following 2011 – 2013 award ranges and actual awards:

2011 – 2013 Long-Term Incentive Plan Award Target Percentages and Actual Awards

Named Executive Officer	Band		Award Target (%) (1)	Individual Performance Factor (%)	Business Performance Factor (%)	2011 – 2013 Award Range ($) (2)	2011 – 2013 Actual Award ($)
Martin J. Barrington	A	(3)	250	100	112	6,474,000 - 12,138,700	8,092,500
Howard A. Willard	B		200	100	112	3,362,200 - 6,304,000	4,202,700
David R. Beran	B		200	100	112	4,682,700 - 8,780,000	5,853,300
Denise F. Keane	B		200	100	112	4,458,500 - 8,359,700	5,573,100
Craig A. Johnson	B		200	100	112	4,334,100 - 8,126,500	5,417,700

(1)	The award target is stated as a percentage of each year-end salary over the three-year performance cycle.

(2)	Represents a range of 80% of the award target to the maximum of 150%.

(3)	Per plan rules, Mr. Barrington’s LTIP award was prorated for 19 months as a salary band A employee and 17 months as a salary band B employee.

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The LTIP awards reflect a one-time payment based on performance over the entire three-year performance cycle. Because no LTIP awards have been paid since the end of the last cycle (2008 – 2010), the Summary Compensation Table shows a significant increase in total compensation in 2013 as compared to 2012 and 2011.

Long-Term Incentives: Equity Awards

Equity awards in the form of restricted stock enhance executive retention, focus executives on increasing long-term shareholder value and promote executive stock ownership. They generally vest three or more years after the date of the award, subject to earlier vesting on change in control, death, disability or retirement on or after age 65. This vesting period is intended to retain and motivate executives, while promoting long-term performance. Recipients receive cash dividends during the vesting period. The Compensation Committee annually reviews equity award targets against competitive data and decided in 2013 to maintain the current targets for each salary band. The Committee generally makes equity award decisions annually at its January meeting. The awards are granted on the date of approval, and no individual is guaranteed an award.

The Compensation Committee exercises discretion in making equity awards to the Chairman and CEO (salary band A) based on its assessment of competitive data and its review of the Chairman and CEO's individual performance. The Compensation Committee reviews an analysis of various equity award scenarios, including past practices of those companies within the 2013 CSG, in order to establish an appropriate range of awards.

EQUITY AWARD HIGHLIGHTS

¡  Restricted stock

¡  Three-year vesting period

¡  NEO awards based on:

¡  Executive’s individual performance in year prior to the grant;

¡  Executive’s advancement potential; and

¡  Compensation Committee discretion

¡  Number of shares awarded is based on fair market value of our stock on the date of the grant

The equity awards granted to our NEOs in 2013 were:

2013 Equity Awards

Named Executive Officer	Band	Equity Target ($)	Equity Award Range (1) ($)	Actual Equity Award (1) (2) ($)
Martin J. Barrington	A	–	–	5,398,800
Howard A. Willard	B	1,275,000	765,000 - 1,912,500	1,650,008
David R. Beran	B	1,275,000	765,000 - 1,912,500	1,900,040
Denise F. Keane	B	1,275,000	765,000 - 1,912,500	1,650,008
Craig A. Johnson	B	1,275,000	765,000 - 1,912,500	1,275,129

(1)	Ranges and actual awards are a function of individual performance and, for the NEOs other than Mr. Barrington, advancement potential.

(2)	Represents the grant date fair value of stock awards granted in 2013 pursuant to Financial Accounting Standards Board (“FASB”) Codification Topic 718. See footnote 2 to the Summary Compensation Table on page 42.

Perquisites

The Compensation Committee believes that a competitive executive compensation package includes reasonable perquisites that supplement the Company’s retention efforts. The perquisites provided by the Company to its NEOs in 2013 are set forth in the All Other Compensation table on page 44. In addition to these perquisites, our NEOs received the same benefits that were available to our salaried employees generally. For Messrs. Barrington and Beran, the Committee considers the potential value of personal aircraft usage in determining the other components of their total compensation. Mr. Barrington ceased accepting the company-paid auto, financial counseling services and executive physicals in 2013.

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EXECUTIVE COMPENSATION

Post-Termination Benefits and Change in Control Payments

The Company provides post-termination benefits to the NEOs, including retirement benefits and termination payments, as well as payments upon a change in control.

•

Retirement Benefits.  The NEOs participate in certain qualified and non-qualified retirement plans, which the Company believes promote executive retention and provide the opportunity for financial security in retirement. These retirement benefits are discussed in more detail in the narrative following the Pension Benefits table (pages 49 to 50) and the Non-Qualified Deferred Compensation table (page 51).

•

Change in Control Payments.  Our 2005 and 2010 Performance Incentive Plans provide for the vesting and acceleration of certain elements of compensation immediately upon a change in control. The Compensation Committee has determined that the Performance Incentive Plan to be voted on by shareholders in 2015 will include a double-trigger provision for annual incentive awards, equity grants and long-term incentive cash awards, provided that the successor entity continues or assumes the plans and awards or replaces them with substantially similar awards. The details of these provisions are discussed in the “Payments upon Change in Control or Termination of Employment” section (pages 52 to 54).

•

Termination Payments.  The Severance Pay Plan for Salaried Employees provides an opportunity for financial protection against the unexpected event of an involuntary termination of employment. The details of this plan also are discussed in the “Payments upon Change in Control or Termination of Employment” section.

Other Considerations

Stock Ownership Guidelines and Prohibition on Hedging

The Compensation Committee has established stock ownership guidelines under which executives are expected to hold common stock until his or her termination of employment in an amount equal to a multiple of salary, as determined by his or her position. If the stock price declines, executives may hold the fixed number of shares based on the stock price at program commencement.

Stock ownership includes shares over which the executive has direct or indirect ownership or control, including restricted and deferred stock. We expect executives to meet their ownership guidelines within five years of becoming subject to the guidelines (or three years from a subsequent promotion date and resulting increase in ownership requirements). As of December 31, 2013, all of our NEOs substantially exceeded their stock ownership requirements.

We do not permit our NEOs to engage in hedging activities with respect to our shares. Further, our NEOs do not pledge their Altria shares.

Tax and Accounting Considerations

In addition to our executive compensation objectives and design principles, we consider tax and accounting treatment when designing and administering our program. An important tax consideration is Internal Revenue Code Section 162(m), which limits our ability to deduct compensation paid to each covered officer for tax purposes to $1.0 million annually. Covered officers include the principal executive officer and the Company’s next three highest paid executive officers, other than the Company’s principal financial officer.

However, this limitation does not apply to performance-based compensation, provided we satisfy certain conditions. We have taken appropriate actions, to the extent feasible, to preserve the deductibility of annual and long-term cash incentive awards and equity awards. The restricted stock grants that the Compensation Committee awarded to our covered officers in 2013 and the 2013 Annual Incentive Awards and 2011 – 2013 LTIP awards were subject to, and made in accordance with, previously implemented performance-based compensation arrangements that were intended to qualify as tax-deductible.

The Compensation Committee does not believe compensation decisions should be necessarily constrained by how much compensation is deductible for federal income tax purposes. As a result, the Compensation Committee has authorized, and retains the discretion to authorize, other payments that may not be deductible if it believes that they are in the best interests of

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our shareholders. Such determinations include, for example, payment of a salary to an officer that exceeds $1.0 million, with the result that a portion of such officer’s salary exceeds the deductibility limit. Similarly, a covered officer’s compensation may exceed the $1.0 million deductibility limit due to other elements of annual compensation, such as vesting of certain restricted or deferred stock grants, other non-performance-based stock grants, dividends or dividend equivalents paid on certain restricted or deferred stock and perquisites.

“Clawback” Policy Regarding the Adjustment or Recovery of Compensation

We have a “clawback” policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board or an appropriate committee of the Board determines that, as a result of a restatement of our financial statements, an executive received more compensation than would have been paid absent the incorrect financial statements, the Board or its committee, in its discretion, will take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, in appropriate cases, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation of restricted stock or deferred stock awards and outstanding stock options, adjusting the future compensation of such executive and dismissing or taking legal action against the executive, in each case as the Board or its committee determines to be in the best interests of the Company and our shareholders. Our restricted and deferred stock award agreements also include “clawback” provisions.

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EXECUTIVE COMPENSATION

Compensation Tables

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for 2013, 2012 and 2011.

				Non-Equity Incentive Plans
Name and Principal Position	Year	Salary (1) ($)	Stock Awards Grant Value (2) ($)	Annual Incentive Plan ($)	Long-Term Incentive Plan (3) ($)	Change in Pension Value (4) ($)	All Other Compensation (5) ($)	Total ($)
Martin J. Barrington,	2013	1,191,667	5,398,800	2,500,000	8,092,500	2,659,445	297,555	20,139,967
Chairman of the Board and Chief	2012	1,025,237	6,635,225	2,500,000	–	1,762,032	199,435	12,121,929
Executive Officer, Altria Group, Inc.	2011	787,117	1,650,208	1,100,000	–	925,088	150,208	4,612,621
Howard A. Willard,	2013	646,700	1,650,008	825,000	4,202,700	370,599	95,332	7,790,339
Executive Vice President and Chief	2012	621,000	1,600,018	750,000	–	1,084,749	86,914	4,142,681
Financial Officer, Altria Group, Inc.	2011	600,000	1,000,001	700,000	–	493,335	119,239	2,912,575
David R. Beran,	2013	901,683	1,900,040	1,200,000	5,853,300	–	189,359	10,044,382
President and Chief Operating Officer,	2012	864,250	4,696,725	1,300,000	–	1,341,569	152,983	8,355,527
Altria Group, Inc.	2011	830,883	1,800,050	1,225,000	–	219,102	141,620	4,216,655
Denise F. Keane,	2013	858,333	1,650,008	1,050,000	5,573,100	537,596	116,371	9,785,408
Executive Vice President and General	2012	827,500	1,750,028	1,050,000	–	1,412,120	113,708	5,153,356
Counsel, Altria Group, Inc.	2011	781,183	1,650,208	1,050,000	–	656,454	147,926	4,285,771
Craig A. Johnson,	2013	822,267	1,275,129	900,000	5,417,700	296,127	113,109	8,824,332
President and Chief Executive Officer,	2012	804,667	1,350,095	900,000	–	1,149,802	111,360	4,315,924
Altria Group Distribution Company	2011	782,433	1,250,062	850,000	–	1,040,615	143,036	4,066,146

(1)	Effective March 1, 2014, each of the NEOs received a merit increase resulting in salaries as follows: Mr. Barrington, $1,250,000; Mr. Willard, $682,000; Mr. Beran, $929,000; Ms. Keane, $896,000; and Mr. Johnson, $856,000.

(2)	The amount shown is the grant date fair value of stock awards determined pursuant to FASB Codification Topic 718. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 2 to the Company’s consolidated financial statements in the 2013 Annual Report on Form 10-K.

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(3)	The 2011 – 2013 LTIP performance cycle ended on December 31, 2013. The LTIP uses three-year, end-to-end performance cycles. The Company pays executives in cash only after the end of the three-year cycle, based on an assessment of overall corporate and individual performance during the entire award cycle. Consequently, awards reflect a cumulative lump sum payment for performance over the entire three-year performance period, which is why LTIP awards are not shown in the above table for 2012 or 2011. The table below shows the impact on the Summary Compensation Table if the lump sum value was allocated over the 2011 – 2013 performance period.

2011 – 2013 LTIP Payment Allocated Over the Three-year Performance Cycle

				Non-Equity Incentive Plans
Name and Principal Position	Year	Salary (a) ($)	Stock Awards Grant Value (b) ($)	Annual Incentive Plan ($)	Long-Term Incentive Plan (c) ($)	Change in Pension Value (d) ($)	All Other Compensation (e) ($)	Total ($)
Martin J. Barrington,	2013	1,191,667	5,398,800	2,500,000	3,360,000	2,659,445	297,555	15,407,467
Chairman of the Board and	2012	1,025,237	6,635,225	2,500,000	2,951,700	1,762,032	199,435	15,073,629
Chief Executive Officer, Altria Group, Inc.	2011	787,117	1,650,208	1,100,000	1,780,800	925,088	150,208	6,393,421
Howard A. Willard,	2013	646,700	1,650,008	825,000	1,458,250	370,599	95,332	5,045,889
Executive Vice President	2012	621,000	1,600,018	750,000	1,400,450	1,084,749	86,914	5,543,131
and Chief Financial Officer, Altria Group, Inc.	2011	600,000	1,000,001	700,000	1,344,000	493,335	119,239	4,256,575
David R. Beran,	2013	901,683	1,900,040	1,200,000	2,033,900	–	189,359	6,224,982
President and Chief	2012	864,250	4,696,725	1,300,000	1,949,000	1,341,569	152,983	10,304,527
Operating Officer, Altria Group, Inc.	2011	830,883	1,800,050	1,225,000	1,870,400	219,102	141,620	6,087,055
Denise F. Keane,	2013	858,333	1,650,008	1,050,000	1,933,100	537,596	116,371	6,145,408
Executive Vice President	2012	827,500	1,750,028	1,050,000	1,870,400	1,412,120	113,708	7,023,756
and General Counsel, Altria Group, Inc.	2011	781,183	1,650,208	1,050,000	1,769,600	656,454	147,926	6,055,371
Craig A. Johnson,	2013	822,267	1,275,129	900,000	1,848,000	296,127	113,109	5,254,632
President and Chief	2012	804,667	1,350,095	900,000	1,811,300	1,149,802	111,360	6,127,224
Executive Officer, Altria Group Distribution Company	2011	782,433	1,250,062	850,000	1,758,400	1,040,615	143,036	5,824,546

(a)	See footnote 1 to the Summary Compensation Table.

(b)	See footnote 2 to the Summary Compensation Table.

(c)	This column shows an annualized allocation of the 2011 – 2013 LTIP awards instead of a 2013 lump sum as shown on the Summary Compensation Table. Allocations are based on year-end salaries, percentage targets for each salary band and the respective time in each salary band.

(d)	See footnote 4 to the Summary Compensation Table.

(e)	See footnote 5 to the Summary Compensation Table.

(4)	The amounts show the change in the present value of each NEO’s pension benefits from December 31, 2012 to December 31, 2013. Mr. Beran’s aggregate pension benefit decreased $240,241 during 2013.

(5)	Details of other compensation for each of the NEOs appear in the All Other Compensation table shown below.

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EXECUTIVE COMPENSATION

All Other Compensation

Named Executive Officer	Year	Allocation to Defined Contribution Plans (a) ($)	Personal Use of Company Aircraft (b) ($)	Car Expenses (c) ($)	Financial Counseling Services (d) ($)	Security (e) ($)	Executive Physicals (f) ($)	Total ($)
Martin J. Barrington	2013	119,167	177,833	–	–	555	–	297,555
	2012	102,524	53,056	20,123	10,000	10,432	3,300	199,435
	2011	118,068	–	18,840	10,000	–	3,300	150,208
Howard A. Willard	2013	64,670	–	17,362	10,000	–	3,300	95,332
	2012	62,100	–	14,814	10,000	–	–	86,914
	2011	90,000	–	15,939	10,000	–	3,300	119,239
David R. Beran	2013	90,168	75,824	20,067	–	–	3,300	189,359
	2012	86,425	43,194	20,064	–	–	3,300	152,983
	2011	124,632	–	13,688	–	–	3,300	141,620
Denise F. Keane	2013	85,833	–	17,238	10,000	–	3,300	116,371
	2012	82,750	–	20,958	10,000	–	–	113,708
	2011	117,177	–	17,449	10,000	–	3,300	147,926
Craig A. Johnson	2013	82,227	–	24,747	2,835	–	3,300	113,109
	2012	80,467	–	24,898	2,695	–	3,300	111,360
	2011	117,365	–	15,671	10,000	–	–	143,036

(a)	Amounts represent Company allocations to tax-qualified and non-qualified supplemental defined contribution plans.

(b)	Mr. Barrington is required to use Company aircraft for all air travel for reasons of security and safety. Pursuant to time-sharing agreements with the Company, Messrs. Barrington and Beran have agreed to reimburse the Company for annual personal aircraft usage in excess of $200,000 and $100,000, respectively. The Compensation Committee considers the potential value of Messrs. Barrington and Beran’s personal aircraft usage in determining the other components of their total compensation. Personal use of Company aircraft reflects incremental costs, including trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contracts, hangar or aircraft parking, fuel (based on the average monthly cost of fuel per hour flown) and other smaller variable costs. Fixed costs incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips and flight crew salaries) are not included. Messrs. Barrington and Beran pay their own taxes on the imputed taxable income resulting from personal use of Company aircraft.

(c)	Car expenses include the annual cost of providing a leased vehicle and operating expenses, including insurance, maintenance and repairs. Executives pay their own taxes on the imputed taxable income resulting from personal use of Company cars. As of 2013, Mr. Barrington ceased accepting this benefit.

(d)	Mr. Barrington ceased accepting this benefit in 2013.

(e)	The Company provides a home security system for Mr. Barrington. The other NEOs do not receive this perquisite.

(f)	We offer a physical examination to all salaried employees under the Company’s medical plan at 100% coverage without a deductible. The Company annually offers salary band F and above employees a Company-paid, executive physical examination. Mr. Barrington ceased accepting this benefit in 2013.

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Grants of Plan-Based Awards during 2013

Name and Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	Grant Date Fair Value of Stock Awards (2) ($)
		Threshold ($)	Target ($)	Maximum ($)
Martin J. Barrington, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	2013	–	1,800,000	10,000,000
	1/29/2013				160,000	5,398,800
Howard A. Willard, Executive Vice President and Chief Financial Officer, Altria Group, Inc.	2013	–	618,450	10,000,000
	1/29/2013				48,900	1,650,008
David R. Beran, President and Chief Operating Officer, Altria Group, Inc.	2013	–	862,600	10,000,000
	1/29/2013				56,310	1,900,040
Denise F. Keane, Executive Vice President and General Counsel, Altria Group, Inc.	2013	–	819,850	10,000,000
	1/29/2013				48,900	1,650,008
Craig A. Johnson, President and Chief Executive Officer, Altria Group Distribution Company	2013	–	783,750	10,000,000
	1/29/2013				37,790	1,275,129

(1)	Reflects the target and maximum 2013 Annual Incentive Awards. Actual awards paid under the 2013 Annual Incentive Award program are found in the Annual Incentive Plan column of the Summary Compensation Table. The maximum represents the maximum in the 2010 Performance Incentive Plan. Awards covered by Internal Revenue Code Section 162(m) are also subject to a maximum amount determined under the formula established by the Compensation Committee, which could produce a maximum award lower than $10 million.

(2)	Reflects shares of restricted stock we granted our NEOs on January 29, 2013. The grant date fair value was determined using $33.7425, the average of the high and low trading prices of Altria’s common stock on the grant date. The restricted stock awards will vest on February 11, 2016. Altria pays dividends on restricted stock quarterly throughout the restriction period.

We granted our NEOs the following restricted stock awards on January 28, 2014:

Named Executive Officer	Number of Shares (#)	Grant Date Fair Value ($)
Martin J. Barrington	142,960	5,250,206
Howard A. Willard	44,930	1,650,054
David R. Beran	46,290	1,700,000
Denise F. Keane	44,930	1,650,054
Craig A. Johnson	34,720	1,275,092

The grant date fair value was determined using $36.725, the average of the high and low trading prices of Altria’s common stock on the grant date. The restricted stock awards will vest on February 9, 2017. Dividends on restricted stock are paid quarterly throughout the restriction period.

ALTRIA GROUP, INC. – Proxy Statement    45

EXECUTIVE COMPENSATION

Outstanding Equity Awards as of December 31, 2013

	Option Awards			Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date (1)		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
Martin J. Barrington, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.				1/29/2013		160,000	6,142,400
				5/16/2012	(a)	150,000	5,758,500
				1/25/2012		65,000	2,495,350
				1/25/2011		67,840	2,604,378
				12/31/2009	(a)	101,370	3,891,594
Howard A. Willard, Executive Vice President and Chief Financial Officer, Altria Group, Inc.				1/29/2013		48,900	1,877,271
				1/25/2012		56,210	2,157,902
				1/25/2011		41,110	1,578,213
David R. Beran, President and Chief Operating Officer, Altria Group, Inc.				1/29/2013		56,310	2,161,741
				1/25/2012	(a)	100,000	3,839,000
				1/25/2012		65,000	2,495,350
				1/25/2011		74,000	2,840,860
				12/31/2009	(a)	126,720	4,864,781
Denise F. Keane, Executive Vice President and General Counsel, Altria Group, Inc.				1/29/2013		48,900	1,877,271
				1/25/2012		61,480	2,360,217
				1/25/2011		67,840	2,604,378
				12/31/2009	(a)	76,030	2,918,792
Craig A. Johnson, President and Chief Executive Officer, Altria Group Distribution Company				1/29/2013		37,790	1,450,758
				1/25/2012		47,430	1,820,838
				1/25/2011		51,390	1,972,862

(1)	Awards vest 100% according to the following schedule:

Annual Grants
Grant Date	Vest Date
1/29/2013	2/11/2016
1/25/2012	2/11/2015
1/25/2011	2/11/2014

(a)	Special grants vest 100% according to the following schedule:

Special Grants
Grant Date	Vest Date
5/16/2012	5/16/2017
1/25/2012	1/26/2015
12/31/2009	12/30/2014

(2)	Market values are based on $38.39, the December 31, 2013 closing price of Altria’s common stock.

Dividends earned in 2013 on outstanding restricted stock awards for each of our NEOs were: Mr. Barrington, $1,001,346; Mr. Willard, $288,796; Mr. Beran, $776,535; Ms. Keane, $467,820; and Mr. Johnson, $280,988.

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Stock Option Exercises and Stock Vested during 2013

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Martin J. Barrington, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	–	–	80,410	2,763,290
Howard A. Willard, Executive Vice President and Chief Financial Officer, Altria Group, Inc.	–	–	85,100	2,967,596
David R. Beran, President and Chief Operating Officer, Altria Group, Inc.	–	–	87,940	3,022,058
Denise F. Keane, Executive Vice President and General Counsel, Altria Group, Inc.	–	–	77,890	2,676,690
Craig A. Johnson, President and Chief Executive Officer, Altria Group Distribution Company	–	–	130,150	4,537,302

On February 11, 2014, vesting restrictions lapsed for Altria restricted stock awards granted in 2011. Values realized are based on $35.0125, the average of the high and low price of Altria’s common stock on the vesting date.

Named Executive Officer	Number of Shares (#)	Value Realized ($)
Martin J. Barrington	67,840	2,375,248
Howard A. Willard	41,110	1,439,364
David R. Beran	74,000	2,590,925
Denise F. Keane	67,840	2,375,248
Craig A. Johnson	51,390	1,799,292

ALTRIA GROUP, INC. – Proxy Statement    47

EXECUTIVE COMPENSATION

Pension Benefits

The Pension Benefits table and the Non-Qualified Deferred Compensation table below generally reflect amounts accumulated as a result of service over the NEO’s full career with the Company. The increments related to 2013 are reflected in the “Change in Pension Value” column of the Summary Compensation Table or, in the case of defined contribution plans, the “Allocation to Defined Contribution Plans” column of the All Other Compensation table.

Name and Principal Position	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefits (2) (3) ($)	Payments During Last Fiscal Year ($)
Martin J. Barrington, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	Altria Retirement Plan	20.67	1,127,287	–
	Benefit Equalization Plan – Pre-2005	11.67	1,507,826	–
	Benefit Equalization Plan – Post-2004	20.67	7,448,027	–
Howard A. Willard, Executive Vice President and Chief Financial Officer, Altria Group, Inc.	Altria Retirement Plan	21.17	731,707	–
	Benefit Equalization Plan – Pre-2005	12.17	408,758	–
	Benefit Equalization Plan – Post-2004	21.17	2,756,295	–
David R. Beran, President and Chief Operating Officer, Altria Group, Inc.	Altria Retirement Plan	37.58	2,076,692	–
	Benefit Equalization Plan – Pre-2005	28.58	3,190,175	–
	Benefit Equalization Plan – Post-2004	35.00	11,409,856	–
Denise F. Keane, Executive Vice President and General Counsel, Altria Group, Inc.	Altria Retirement Plan	37.00	2,022,935	–
	Benefit Equalization Plan – Pre-2005	28.00	3,754,338	–
	Benefit Equalization Plan – Post-2004	35.00	7,687,670	–
Craig A. Johnson, President and Chief Executive Officer, Altria Group Distribution Company	Altria Retirement Plan	22.75	1,204,271	–
	Benefit Equalization Plan – Pre-2005	13.75	1,711,118	–
	Benefit Equalization Plan – Post-2004	22.75	6,890,199	–

(1)	As of December 31, 2013, each NEO’s total years of service with the Company was: Mr. Barrington, 20.67 years; Mr. Willard, 21.17 years; Mr. Beran, 37.58 years; Ms. Keane, 37.00 years; and Mr. Johnson, 22.75 years. Years shown in this column are only those taken into account for benefit accrual purposes under the named plan. Mr. Beran’s and Ms. Keane’s years of service taken into account under the applicable formula for the Benefit Equalization Plan (“BEP”) – Post-2004 are limited to 35.00 under the terms of that plan.

(2)	The amounts shown in this column are based on a single life annuity and otherwise use the same assumptions applied for year-end 2013 financial disclosure under FASB authoritative guidance relating to retirement benefits, except that (a) the BEP – Post-2004 amounts for Messrs. Beran and Johnson are based on the lump sum required to purchase an annuity providing the after-tax equivalent of the post-2004 pension component of that plan assuming an annuity interest rate of 3.75%, (b) the BEP – Pre-2005 and BEP – Post-2004 amounts for Messrs. Barrington and Willard and Ms. Keane are based on a lump sum form of payment assuming an interest rate of 3.75% and (c) in accordance with SEC requirements, all benefits are assumed to commence at the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement. See Note 16 to the Company’s consolidated financial statements in the 2013 Annual Report on Form 10-K for a description of the financial accounting assumptions referred to above. As a result of payments previously made to or for certain employees, including our NEOs, who were eligible for contributions to individual trusts, our liabilities or those of our operating subsidiaries under the BEP – Pre-2005 will be less than shown in the table. Our liability for BEP – Post-2004 pension benefits will also be less than that reflected in this column because it is also reduced by the portion of the accumulated value, at the employee’s retirement or other termination of employment, of prior Target Payments attributed to supplemental pension benefits. The amounts by which these prior payments reduce our liabilities will fluctuate over time with investment performance and as credits for the amounts previously paid are reduced to reflect payments to cover taxes on earnings on these amounts. For further discussion, see “Defined Benefit Plans” below.

(3)

Prior to January 1, 2014, in the case of the pre-retirement death of a married employee prior to age 61, a monthly Survivor Income Benefit (“SIB”) equal to 25% of the deceased employee’s base compensation would have commenced beginning four years after the employee’s death, if the surviving spouse had not remarried. This benefit would have been reduced by the amount of any pre-retirement survivor allowance payable to the surviving spouse under the Retirement Plan and the BEP, and generally would have been payable in the form of a monthly annuity until the earlier of remarriage or the first day of the month in which the employee would have attained age 65. If the spouse had not remarried and the deceased employee had completed at least five years of service, the SIB allowance beginning after age 65 and payable for the life of the surviving spouse, when combined with the pre-retirement

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survivor allowance, would have been equal to the amount the surviving spouse would have received if the employee had continued to work to age 65 at the same base compensation in effect on the date of death, retired and began receiving payments under the Retirement Plan (and the BEP if applicable) in the form of a joint and 50% survivor annuity. This benefit was eliminated effective January 1, 2014.

Defined Benefit Plans

NEOs, along with the other salaried employees (except those hired after certain dates and those who cease to accrue further benefit service), participate in the Retirement Plan, a tax-qualified defined benefit pension plan. In addition, NEOs and other executives participate in the BEP, which is an unfunded supplemental plan providing benefits in excess of those provided under the Retirement Plan. Additional information regarding the plans follows.

Retirement Plan

The majority of our salaried employees are covered by the Retirement Plan, a funded, tax-qualified, non-contributory pension plan. Generally, salaried employees hired prior to January 1, 2008 with at least five years of service are eligible for an annual, lifetime pension benefit. The benefit for the majority of those plan participants, including all of our NEOs, is based on the following formula:

Pension Benefit	=	1.45% of five-year average compensation (including certain incentive compensation plan payments) up to the applicable Social Security covered compensation amount	+	1.75% of five-year average compensation (including certain incentive compensation plan payments) in excess of the applicable Social Security covered compensation amount	X	Years of credited service (up to a maximum of 35, except in limited circumstances)

Under the terms of the Retirement Plan, credited service is limited to 35 years if incentive compensation is included in the determination of the five-year average compensation. Five-year average compensation is the highest average annual compensation (annual base salary plus incentive compensation) during a period of 60 consecutive months within the last 120 months of employment. If incentive compensation is not included in the determination of the five-year average compensation, then credited service is not limited to 35 years, and the benefit for credited service over 35 years is 1.45% of the employee’s five-year average compensation. Social Security-covered compensation is generally an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches Social Security Full Retirement Age.

Pension benefit amounts are expressed as a single life annuity payable commencing at age 65, the Retirement Plan’s normal retirement date. The amount may be reduced as a result of permitted elections of continued payments to beneficiaries in the event of the retiree’s death and/or for commencement of payments before attaining normal retirement age. Employees who terminate employment before age 55 with vested benefits may elect to commence payment of their accrued pensions after attaining age 55. For such employees, the election to commence payments before age 65 results in a reduction in the annual amount payable at a rate of 6% per year multiplied by the number of full and partial years by which benefit commencement precedes attainment of age 65. For employees who continue in employment until age 55 or older and have completed five years or more of credited service, the reduction for early commencement is 6% for each year and partial year by which the benefit commencement precedes age 60.

If upon termination, an employee is at least age 55 with 30 years of service or age 60 or older with five years of service, the annuity immediately payable upon early retirement is 100% of that payable at normal retirement age. The result of becoming eligible for such an early retirement benefit is a substantial increase in the present value of the pension. Messrs. Barrington, Beran and Johnson and Ms. Keane currently are eligible for such unreduced early retirement benefits. Mr. Willard is not currently eligible for either reduced or unreduced early retirement benefits.

ALTRIA GROUP, INC. – Proxy Statement    49

EXECUTIVE COMPENSATION

BEP Pension

Tax laws applicable to the Retirement Plan limit the annual compensation that can be taken into account under that plan. As a result of these or certain other tax requirements, only a portion of the benefits calculated under the Retirement Plan described above can be paid to the NEOs and a number of other employees from the Retirement Plan. To compensate for benefits that would be lost by the application of these tax limits, all of the NEOs accrue supplemental pension benefits under the BEP (“BEP Pension”). BEP Pension accruals relating to periods after 2004 are paid in a lump sum following retirement. Distribution of the pre-2005 supplemental plan benefits are subject to the BEP Pension terms applicable on December 31, 2004.

During 2006, the Compensation Committee decided to limit pension benefits for executives in salary bands A and B as follows: the annual cash incentive compensation considered for purposes of pension determinations as described above was limited to the lesser of either (a) actual annual cash incentive or (b) annual cash incentive at an Annual Incentive Award rating of 100% and individual performance rating of “Outstanding” (rating descriptor changed in 2011 from “Exceeds”). The NEOs are subject to this limit. The 2013 Annual Incentive Awards paid in early 2014 and the amount recognized for future pension calculations are as follows:

Named Executive Officer	2013 Annual Incentive Award ($)	Amount of 2013 Award Recognized for Future Pension Calculations ($)
Martin J. Barrington	2,500,000	2,070,000
Howard A. Willard	825,000	711,218
David R. Beran	1,200,000	991,990
Denise F. Keane	1,050,000	942,828
Craig A. Johnson	900,000	900,000

The amounts payable by Altria under the BEP Pension are determined taking into account certain payments made to the executives before 2008 in order to prevent duplicative benefit payments.

•

From 1996 through 2007, a number of our employees, including our NEOs, received Funding Payments with respect to pre-2005 vested benefits that were made either to individual trusts established by the employee or directly to the employees themselves.

•

From 2005 through 2007, accruals under the BEP Pension ceased for a number of employees, including our NEOs, and these employees received annual Target Payments that were calculated to approximate (after paying taxes on the payments) the after-tax value of the additional benefits they would have earned had they remained covered by the BEP Pension. Accruals under the BEP Pension commenced again effective January 1, 2008.

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EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation

Name and Principal Position	Plan Name	Executive Contributions in 2013 ($)	Registrant Contributions in 2013 (1) ($)	Aggregate Earnings in 2013 (2) ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance as of December 31, 2013 (3) ($)
Martin J. Barrington, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	Benefit Equalization Plan	–	93,667	29,250	–	996,093
Howard A. Willard, Executive Vice President and Chief Financial Officer, Altria Group, Inc.	Benefit Equalization Plan	–	39,170	14,461	–	476,642
David R. Beran, President and Chief Operating Officer, Altria Group, Inc.	Benefit Equalization Plan	–	64,668	31,157	–	1,048,432
Denise F. Keane, Executive Vice President and General Counsel, Altria Group, Inc.	Benefit Equalization Plan	–	60,333	29,987	–	1,028,017
Craig A. Johnson, President and Chief Executive Officer, Altria Group Distribution Company	Benefit Equalization Plan	–	56,727	32,826	–	1,119,537

(1)	The amounts in this column reflect Company contributions to the non-qualified BEP for deferred profit-sharing purposes earned in 2013, which were credited to the participant’s account as of the last business day of February 2014.

(2)	The values in this column consist of amounts credited as earnings for 2013 on BEP account balances. These amounts do not constitute above-market earnings and are not included in amounts reported in the Summary Compensation Table.

(3)	The aggregate balances shown include allocations reported in the Summary Compensation Table for previous years for Mr. Barrington, $383,115; for Mr. Willard, $94,600; for Mr. Beran, $396,330; for Ms. Keane, $356,876; and for Mr. Johnson, $287,908. Allocations were also made in years when these individuals were not NEOs. As a result of payments made to trusts established by the NEOs, as described in the “Defined Contribution Plans” section below, our liabilities are less than the amounts shown in the table. Amounts credited for 2005 through 2007 under the 2008 amended BEP (including earnings adjustments on such amounts through December 31, 2007) are not reflected in the aggregate balances, because the BEP formula takes into account Target Payments previously made and reported. See the discussion below for further information concerning the 2008 supplemental retirement plan changes.

Defined Contribution Plans

The NEOs participate in the Company’s broad-based, tax-qualified defined contribution plan, the Deferred Profit-Sharing Plan for Salaried Employees (“DPS Plan”) and the deferred profit-sharing portion of the BEP (“BEP DPS”), the unfunded, non-qualified supplemental plan.

DPS Plan

The majority of our salaried employees are eligible for the DPS Plan. Under the DPS Plan, the Company makes a contribution (the “Company Contribution”) on behalf of each eligible participant for each year. Participants may also defer up to 15% of their eligible compensation on a pre-tax or after-tax basis into the DPS Plan, subject to DPS Plan and tax-qualification limits. For 2013, the Company determined its contribution using a formula based on Altria’s annual growth in adjusted diluted EPS, but capped at 12% of each DPS Plan participant’s eligible compensation. The formula resulted in a Company Contribution for each eligible participant for 2013 equal to 10% of eligible compensation. Salaried employees who are not eligible for the Retirement Plan are generally entitled to a supplemental company contribution and matching contributions on employee contributions. For 2013, all of the NEOs were eligible for the Retirement Plan and, therefore, are ineligible for the supplemental company contribution or matching contributions. For purposes of the DPS Plan, eligible compensation for NEOs is the amount reported as salary in the Summary Compensation Table. Participants may receive the balance in their account under the DPS Plan upon termination of employment in a lump sum, as a deferred lump sum payment or in installments over a period of years not to exceed their life expectancy.

ALTRIA GROUP, INC. – Proxy Statement    51

EXECUTIVE COMPENSATION

BEP DPS

The BEP DPS provides benefits that cannot be provided under the DPS Plan because of one or more statutory limits. For example, the tax laws limit the amount of compensation that can be taken into account under the DPS Plan for any year and impose other limits on the amounts that can be allocated to individuals’ accounts. A participant whose salary exceeds the compensation limit or was otherwise affected by a tax law limit is entitled to an amount generally equal to the additional benefit the participant would have received under the DPS Plan but for the application of the tax law limits. Accordingly, bookkeeping accounts reflecting this additional amount have been maintained under the BEP DPS for the NEOs and other affected participants. A further notional allocation is made annually to reflect the amount credited to the participant’s account under the BEP DPS assuming the account was invested in the Interest Income Fund maintained under the DPS Plan. The Interest Income Fund is invested in a variety of high-quality fixed-income instruments with strong credit ratings and, for 2013, produced earnings at a rate of 2.56%. BEP DPS allocations relating to periods after 2004 are paid in a lump sum following separation from service. Distribution of the pre-2005 account is subject to the BEP DPS terms applicable on December 31, 2004.

As with the BEP Pension benefit, between 1996 and 2007, our NEOs and certain other executive officers received payments that were made directly to them or to individual trusts and that offset the pre-2005 BEP DPS allocations. When BEP (Pension and DPS) accruals ceased for 2005 through 2007, the NEOs and certain other officers received Target Payments for 2005 through 2007 in lieu of BEP DPS allocations. The reinstated BEP that was effective January 1, 2008 also included reinstatement of the BEP DPS. As is noted above, the amounts payable by Altria under the BEP DPS are determined taking into account Target Payments made to executives before 2008 in order to prevent duplicative benefits payments.

Payments upon Change in Control or Termination of Employment

We do not have individual employment, severance or change in control agreements with any of our NEOs. The following arrangements apply in the event of a change in control or certain terminations of employment.

Payments upon Change in Control

Under the terms of our shareholder-approved 2005 and 2010 Performance Incentive Plans that apply to all participants, including our NEOs, a change in control of the Company would have the following consequences:

•     any stock options and stock appreciation rights would become fully vested and exercisable;

•     the restrictions on outstanding restricted stock or deferred stock would lapse;

•     awards of the types described in the above two bullets would be cashed out at the change in control price, unless the Compensation Committee determines to treat the awards in a different manner, such as the assumption of the awards by the acquirer or the substitution of awards granted by the acquirer for the awards;

•     fully earned but unpaid incentive awards would become payable; and

•     annual and long-term incentive awards for performance cycles not yet completed as of the change in control date would become payable based on a proration (the number of full or partial months divided by the total number of months in the performance cycle) of the maximum award opportunity for the cycle.

For these purposes, a change in control occurs: (a) upon an acquisition of 20% or more of either our outstanding common stock or the voting power of our outstanding voting securities by an individual or entity, excluding certain acquisitions involving us or our affiliates or where our beneficial owners

FUTURE

CHANGE IN CONTROL PROVISION

In 2013, the Compensation Committee determined that the Performance Incentive Plan to be voted on by shareholders in 2015 will include a double-trigger provision for annual incentive awards, equity grants and long-term incentive cash awards, provided that the successor entity continues or assumes the plans and awards or replaces them with substantially similar awards.

Under the double-trigger feature, upon a change in control of the Company the payment of cash awards and the vesting of unvested equity awards will occur immediately upon a change in control only if the entity that acquires the Company does not continue or assume the plans and awards or replace them with substantially similar awards. If the successor entity continues or assumes the plans and awards or issues substantially similar awards, the change in control payment or vesting, as applicable, will apply only in the event that the award holder’s employment is terminated under certain qualifying circumstances.

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EXECUTIVE COMPENSATION

continue to meet certain ownership thresholds, coupled with, under the 2010 Performance Incentive Plan, the election to the Board of at least one individual determined in good faith by a majority of the then serving members of the Board to be a representative or associate of such individual or entity; (b) when members of our Board, or members thereafter nominated or elected by such members, cease to constitute a majority of our Board; (c) upon certain reorganizations, mergers, share exchanges, and consolidations involving us; or (d) upon our liquidation or dissolution, or sale of substantially all of our assets, with limited exceptions.

The amounts that would have become payable to our NEOs on a change in control of the Company, as of December 31, 2013, were as follows:

Named Executive Officer	Unvested Restricted Stock (1) ($)	Completed 2013 Annual Incentive Cycle (2) ($)	Completed 2011 – 2013 LTIP Cycle (3) ($)	Total ($)
Martin J. Barrington	20,892,222	4,102,800	14,089,563	39,084,585
Howard A. Willard	5,613,386	1,244,061	7,317,180	14,174,627
David R. Beran	16,201,732	1,735,188	10,191,090	28,128,010
Denise F. Keane	9,760,658	1,649,193	9,703,200	21,113,051
Craig A. Johnson	5,244,458	1,576,575	9,432,540	16,253,573

(1)	Assumes a change in control price of $38.39, the December 31, 2013 closing market price of Altria’s common stock.

(2)	Based on the prorated maximum award payable under the 2013 Annual Incentive Award program and the executive having worked 12 of the 12 months of the performance period.

(3)	Based on the prorated maximum award payable under the 2011 – 2013 LTIP and the executive having worked 36 of the 36 months of the performance period.

The Company maintains a non-qualified grantor trust (the “Trust”), commonly known as a “rabbi trust,” to provide a limited amount of financial security for the participants’ unfunded benefits under the BEP in the event of a change in control of the Company. The Trust is unfunded until funding is triggered by a change in control. In such an event, Trust assets would still be subject to the claims of general creditors of the Company in cases of insolvency and bankruptcy. The Trust does not provide additional benefits or enhancements to the participants in the BEP.

Other than the Trust funding, none of our retirement plans or any other related agreements provide our NEOs with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment, except for certain plan provisions applicable to all plan participants that in the event of a change in control ensure vesting and continuation of profit-sharing contributions for the year of a change in control and the following two years. All NEOs were already fully vested in such retirement plans and other related agreements. Similarly, no special provisions apply to NEOs with respect to continued medical, life insurance or other insurance coverage following termination of employment whether or not in connection with a change in control.

Termination Payments

In the event of involuntary termination of employment due to reduction in work force or unsatisfactory work performance (other than for cause), our salaried employees, including all of our NEOs, are eligible for severance benefits under the Severance Pay Plan for Salaried Employees (“Severance Plan”). The Severance Plan provides for severance pay (based on salary) and continuation of certain benefits for up to 12 months depending on years of service. In order to be eligible for any of these benefits, the employee must execute a general release of claims. Periods for which employees are entitled to severance payments may be counted toward vesting and eligibility for purposes of the Retirement Plan as well as post-retirement medical coverage.

ALTRIA GROUP, INC. – Proxy Statement    53

EXECUTIVE COMPENSATION

The following table shows the amount of severance that would be paid under the Severance Plan to each NEO had he or she been involuntarily separated on December 31, 2013 and eligible for these payments.

Named Executive Officer	Severance Payments ($)
Martin J. Barrington	1,200,000
Howard A. Willard	651,000
David R. Beran	908,000
Denise F. Keane	863,000
Craig A. Johnson	825,000

In the event of death or total disability, all salaried employees with unvested restricted stock or deferred stock awards, including the NEOs, would become fully vested in those awards. In addition, the NEOs, like other salaried employees, may become entitled to a prorated LTIP award based on the target payment amount, and the Compensation Committee may pay a prorated Annual Incentive Award based on the target payment amount, at its discretion. The NEOs would also become entitled to the same life insurance and long-term disability plan benefits as other salaried employees upon a death or disability.

The following table shows the amounts that would be paid under the restricted stock and LTIP awards if the NEOs had died or become disabled as of December 31, 2013.

Named Executive Officer	Unvested Restricted Stock (1) ($)	2011 – 2013 LTIP Cycle (2) ($)
Martin J. Barrington	20,892,222	7,225,417
Howard A. Willard	5,613,386	3,752,400
David R. Beran	16,201,732	5,226,200
Denise F. Keane	9,760,658	4,976,000
Craig A. Johnson	5,244,458	4,837,200

(1)	Based on the closing market price of Altria’s common stock of $38.39 on December 31, 2013.

(2)	Based on the target award payable under the completed 2011 – 2013 LTIP.

Upon reaching the normal retirement age of 65, all salaried employees, including the NEOs, with unvested restricted stock or deferred stock awards become vested in the awards. None of the NEOs had reached normal retirement age as of December 31, 2013.

In the event of a voluntary termination of employment or an involuntary termination of employment for cause, the NEOs are not entitled to any severance, equity vesting or other amounts or benefits other than those provided to other salaried employees. The Compensation Committee has the discretion, however, to fully or partially vest any employee holding a restricted stock or deferred stock award upon early retirement or upon other terminations of employment, as well as to provide for prorated payments of the annual incentive and LTIP awards in similar situations, and has exercised this discretion from time to time in appropriate circumstances.

Following any termination of employment, the NEOs, like other salaried employees, are entitled to the retirement plan benefits described under “Pension Benefits” and “Non-Qualified Deferred Compensation” above.

In addition, following any termination of employment, each of our NEOs is subject to a confidentiality and non-competition agreement, which was executed in consideration of the 2011 restricted stock awards.

54    ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1 – ELECTION OF DIRECTORS

It is proposed that 11 directors, 10 of whom are independent directors, be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, subject to their earlier death, resignation or removal. The Nominating, Corporate Governance and Social Responsibility Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a signed and returned proxy will be voted for such persons.

The particular experiences, qualifications, attributes or skills of each nominee that the Nominating, Corporate Governance and Social Responsibility Committee believes will advance the Company’s Mission and one or more Mission goals are included in the individual biographies below. The Committee and the Board believe that each of the nominees for election at the 2014 Annual Meeting possesses a strong and unique set of attributes, experiences and skills. The Committee and the Board believe that, as a group, these nominees provide the Board with an optimal balance of experience, leadership, competencies, qualifications and skills.

Although it is not anticipated that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the Company’s By-Laws to reduce the number of directors.

Director Nominee Biographies and Qualifications

GERALD L. BALILES, 73	Director Since: 2008 Board Committees: • Compensation • Executive • Innovation • Nominating, Corporate Governance and Social Responsibility (Chair)

Position, Principal Occupation and Professional Experience:

Director and Chief Executive Officer, Miller Center of Public Affairs (Charlottesville, VA). Governor Baliles is the Director and Chief Executive Officer of the Miller Center of Public Affairs, a leading public policy institution affiliated with the University of Virginia. He has held this position since April 2006. From 1990 to April 2006, he served as an international aviation and trade partner in the law firm of Hunton & Williams LLP, headquartered in Richmond, Virginia. From 1986 through 1990, Governor Baliles served as the 65th Governor of the Commonwealth of Virginia. During his tenure as Governor, he served as Chairman of the National Governors Association.

Other Current Public Directorships: None.

Prior Public Company Directorships (within the last five years): Norfolk Southern Corporation (1990 to May 2013).

Other Directorships, Trusteeships and Memberships: Virginia Foundation for Community College Education. Previously served on the boards of the Center for the Study of the Presidency and Congress, PBS, Newport News Shipbuilding, Shenandoah Life Insurance Company,* the Nature Conservancy in Virginia and the Virginia Historical Society.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Governor Baliles’s significant expertise in public policy and law and his professional, administrative and leadership experiences, including his service as chief executive of the Commonwealth of Virginia, provide clear support for his nomination for election to the Board.

*	During 2009, Shenandoah Life Insurance Company entered into a receivership pursuant to a Virginia statutory procedure due to a sharp decline in value in certain of the company’s holdings that resulted in the company falling below minimum capitalization requirements. As part of this receivership, the Circuit Court in Richmond, Virginia, entered an order which, in accordance with required statutory provisions that apply to all such receiverships in Virginia, enjoined the directors from conducting any further business related to Shenandoah Life Insurance Company. The order contained no other findings or provisions related to the conduct of any directors of the entity. In May 2012, Shenandoah Life Insurance Company emerged from receivership and resumed possession of its property and the management of its affairs. The Nominating, Corporate Governance and Social Responsibility Committee considered this order with regard to the director’s qualification to serve as a director and has determined that the order does not impact the director’s ability or qualifications to serve as a director.

ALTRIA GROUP, INC. – Proxy Statement    55

PROPOSALS REQUIRING YOUR VOTE

Director Since: 2012 Chairman and Chief Executive Officer Board Committees: • Executive (Chair)	MARTIN J. BARRINGTON, 60

Position, Principal Occupation and Professional Experience:

Chairman and Chief Executive Officer, Altria Group, Inc. (Richmond, VA). Mr. Barrington serves as Chairman and Chief Executive Officer of Altria Group, Inc. Prior to his appointment as Chairman and Chief Executive Officer on May 17, 2012, Mr. Barrington’s previous positions at the Company included Vice Chairman and Executive Vice President and Chief Compliance and Administrative Officer. Mr. Barrington has been employed continuously by the Company and its subsidiaries in various capacities since 1993. Before joining the Altria family of companies, he practiced law in both the government and private sectors.

Other Current Public Directorships: None.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Virginia Museum of Fine Arts; Richmond Performing Arts Center L.L.L.P.; College of Saint Rose. Previously served on the Board of Commissioners of the Virginia Port Authority and the advisory board of Points of Light Institute.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Barrington’s significant knowledge and understanding of the Company and its businesses and the external environment in which the Company’s businesses operate, including the regulatory environment, together with his various leadership experiences as described above, provide clear support for his nomination for election to the Board.

Director Since: 2010 Board Committees: • Audit • Innovation • Nominating, Corporate Governance and Social Responsibility	JOHN T. CASTEEN III, 70

Position, Principal Occupation and Professional Experience:

President Emeritus, University of Virginia (Charlottesville, VA). Mr. Casteen became President Emeritus of the University of Virginia in August 2010 after having served as President of the University since 1990. He is both University Professor and Professor of English. Previously, Mr. Casteen served as Secretary of Education for the Commonwealth of Virginia from 1982 to 1985 and President of the University of Connecticut from 1985 to 1990.

Other Current Public Directorships: Strayer Education, Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Chesapeake Bay Foundation; Jamestown-Yorktown Foundation; Virginia Foundation for Community College Education; Woodrow Wilson International Center for Scholars; Leifur Eiríksson Foundation; several privately-held companies. Previously served on the board of Wachovia Corporation.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Casteen’s extensive professional, business, administrative and leadership experiences, particularly his role as a former chief executive of a university system with top-ranking academic and medical divisions, provide clear support for his nomination for election to the Board.

56    ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

DINYAR S. DEVITRE, 66	Director Since: 2008 Board Committees: • Audit • Finance • Innovation

Position, Principal Occupation and Professional Experience:

Special Advisor, General Atlantic Partners (Greenwich, CT). Mr. Devitre is Special Advisor to General Atlantic Partners, a private equity firm. In March 2008, Mr. Devitre retired from his position as Senior Vice President and Chief Financial Officer of Altria Group, Inc. Prior to Mr. Devitre’s appointment to this position in April 2002, he held a number of senior management positions with the Company.

Other Current Public Directorships: Western Union Company; SABMiller plc.

Prior Public Company Directorships (within the last five years): Emdeon Inc.
(2008 to 2011).

Other Directorships, Trusteeships and Memberships: Pratham USA; Brooklyn Academy of Music; Markit Group Holdings Limited. Previously served on the boards of The Lincoln Center for the Performing Arts, Inc. and Kraft Foods Inc. (now known as Mondelēz International, Inc.).

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Devitre’s significant knowledge and understanding of the Company and its businesses, together with his public company board service (including SABMiller), his financial acumen, his public company chief financial officer experience and his general business knowledge, provide clear support for his nomination for election to the Board.

THOMAS F. FARRELL II, 59	Director Since: 2008 Presiding Director Board Committees: • Compensation • Executive • Nominating, Corporate Governance and Social Responsibility

Position, Principal Occupation and Professional Experience:

Chairman, President and Chief Executive Officer, Dominion Resources, Inc. (Richmond, VA). Mr. Farrell is the Chairman, President and Chief Executive Officer of Dominion Resources, Inc., one of the nation’s largest producers of energy. He became President and Chief Executive Officer of Dominion Resources, Inc. effective January 2006 and was elected Chairman in April 2007. From January 2004 through December 2005, he served as President and Chief Operating Officer of Dominion Resources, Inc. and prior to that as Executive Vice President.

Other Current Public Directorships: Dominion Resources, Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Edison Electric Institute; Institute of Nuclear Power Operations; Richmond Performing Arts Center L.L.L.P.; Richmond 2015, Inc.; Virginia Commonwealth University; Virginia Foundation for Independent Colleges; Virginia Museum of Fine Arts.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Farrell’s extensive business, administrative and leadership experiences, particularly his role as chief executive of a large public company in a regulated industry, provide clear support for his nomination for election to the Board.

ALTRIA GROUP, INC. – Proxy Statement    57

PROPOSALS REQUIRING YOUR VOTE

Director Since: 2002 Board Committees: • Audit • Compensation • Executive • Finance (Chair)	THOMAS W. JONES, 64

Position, Principal Occupation and Professional Experience:

Senior Partner, TWJ Capital LLC (Stamford, CT). Mr. Jones assumed his position as Senior Partner of TWJ Capital LLC, an investment company, in May 2005. From August 1999 to October 2004, he held the position of Chairman and Chief Executive Officer of Global Investment Management with Citigroup Inc. He joined Travelers Group as Vice Chairman in 1997 and served as Chairman and Chief Executive Officer of Smith Barney Asset Management until August 1999 when Travelers Group merged with Citibank to form Citigroup Inc. Prior to joining Travelers Group, Mr. Jones served as President and Chief Operating Officer and Vice Chairman of TIAA-CREF from 1993 to 1997.

Other Current Public Directorships: None.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Cornell University (Trustee Emeritus); Howard University; several privately-held investment portfolio companies. Previously served on the boards of the Federal Reserve Bank of New York, Freddie Mac, Thomas & Betts Corp., Travelers, TIAA-CREF and Eastern Enterprises.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Jones’s expertise in the areas of finance and investments and his extensive professional, business and leadership experiences, particularly his leadership and administrative roles at large publicly-held companies, provide clear support for his nomination for election to the Board.

Director Since: 2013 Board Committees: • Innovation • Nominating, Corporate Governance and Social Responsibility	DEBRA J. KELLY-ENNIS, 57

Position, Principal Occupation and Professional Experience:

Retired President and Chief Executive Officer, Diageo Canada, Inc. (Etobicoke, Ontario, Canada). Ms. Kelly-Ennis was President and Chief Executive Officer of Diageo Canada, Inc., a subsidiary of Diageo plc, a global spirits, wine and beer company, from 2008 to June 2012. From 2005 to 2008, she was Chief Marketing Officer for Diageo North America, Inc., another subsidiary of Diageo plc. Ms. Kelly-Ennis has also held marketing, sales and general management positions with RJR/Nabisco, Inc., The Coca-Cola Company, General Motors Corporation and Grand Metropolitan PLC.

Other Current Public Directorships: Carnival Corporation & plc; Hertz Global Holdings, Inc.; PulteGroup, Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Dress for Success Worldwide (Director Emeritus).

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. Kelly-Ennis’s leadership experiences, particularly her positions as an executive with several large, consumer-focused companies in multiple industries, and her significant marketing and distribution experience at large publicly-held companies, including companies in the consumer packaged goods industry, provide clear support for her nomination for election to the Board.

58    ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

W. LEO KIELY III, 67	Director Since: 2011 Board Committees: • Compensation (Chair) • Executive • Finance • Innovation

Position, Principal Occupation and Professional Experience:

Retired Chief Executive Officer, MillerCoors LLC (Golden, CO). Mr. Kiely retired as Chief Executive Officer of MillerCoors LLC, a joint venture combining the U.S. and Puerto Rico operations of SABMiller plc and Molson Coors Brewing Company, in July 2011, a position he had held since July 2009. From February 2005 through July 2009, Mr. Kiely served as President and Chief Executive Officer of Molson Coors Brewing Company. From March 1993 to March 2005, he held a variety of executive positions at Coors Brewing Company, including Chief Executive Officer. Before joining Coors Brewing Company, he held executive positions with Frito-Lay, Inc., a subsidiary of PepsiCo, Inc., and Ventura Coastal Corporation, a division of Seven Up Inc.

Other Current Public Directorships: Medpro Safety Products, Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: The Denver Center for the Performing Arts; Helen G. Bonfils Foundation.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Kiely’s extensive business, administrative and leadership experiences, particularly his various executive positions (including the role of chief executive) in the consumer packaged goods industry, provide clear support for his nomination for election to the Board.

KATHRYN B. McQUADE, 57	Director Since: 2012 Board Committees: • Audit • Compensation • Finance

Position, Principal Occupation and Professional Experience:

Retired Executive Vice President and Chief Financial Officer, Canadian Pacific Railway Limited (Calgary, Alberta, Canada). Ms. McQuade served as Senior Advisor of Canadian Pacific Railway Limited (“Canadian Pacific”), a transcontinental railway in Canada and the United States, from November 2012 to May 2013, after previously serving as Executive Vice President and Chief Financial Officer of Canadian Pacific from September 2008 to her retirement in November 2012. Ms. McQuade joined Canadian Pacific in June 2007 as Executive Vice President and Chief Operating Officer. Prior to joining Canadian Pacific, Ms. McQuade served as Executive Vice President – Planning and Chief Information Officer at Norfolk Southern Corporation where she spent 27 years in key information technology, strategic planning and finance leadership positions.

Other Current Public Directorships: TransAlta Renewables Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Several privately-held companies. Previously served on the boards of The College of William & Mary Foundation and Shenandoah Life Insurance Company.*

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. McQuade’s significant financial and accounting expertise, particularly her public company chief financial officer experience, her general business knowledge and her management experience in a regulated industry, provide clear support for her nomination for election to the Board.

*	For more information, please refer to the footnote on page 55.

ALTRIA GROUP, INC. – Proxy Statement    59

PROPOSALS REQUIRING YOUR VOTE

Director Since: 2004 Board Committees: • Audit (Chair) • Executive • Finance • Nominating, Corporate Governance and Social Responsibility	GEORGE MUÑOZ, 62

Position, Principal Occupation and Professional Experience:

Principal, Muñoz Investment Banking Group, LLC (Washington, DC) and Partner, Tobin & Muñoz (Chicago, IL). Mr. Muñoz is a principal of the Washington, DC-based firm of Muñoz Investment Banking Group, LLC. He is also a partner in the Chicago-based law firm of Tobin & Muñoz. He served as President and Chief Executive Officer of the Overseas Private Investment Corporation from 1997 to January 2001. From 1993 to 1997, Mr. Muñoz was Chief Financial Officer and Assistant Secretary of the United States Treasury Department.

Other Current Public Directorships: Marriott International, Inc.; Anixter International, Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: National Geographic Society; several privately-held companies. Previously served on the boards of Esmark Incorporated and Archipelago Holdings, Inc.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Muñoz’s accounting, financial, legal and public policy expertise, along with his background in international business and his significant professional, administrative and leadership experiences in both the private and public sectors, provide clear support for his nomination for election to the Board.

Director Since: 2008 Board Committees: • Executive • Finance • Innovation (Chair) • Nominating, Corporate Governance and Social Responsibility	NABIL Y. SAKKAB, 66

Position, Principal Occupation and Professional Experience:

Retired Senior Vice President, Corporate Research and Development, The Procter & Gamble Company (Cincinnati, OH). Dr. Sakkab held a variety of positions at The Procter & Gamble Company beginning in 1974. He retired in November 2007 as Senior Vice President, Corporate Research and Development.

Other Current Public Directorships: Givaudan SA; Deinove.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Several privately-held companies.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Dr. Sakkab’s innovation expertise in the consumer packaged goods industry and his extensive overall business knowledge and experiences on boards of directors provide clear support for his nomination for election to the Board.

The Board recommends a vote “FOR” each of the nominees for election as directors.

60    ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 2 – RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC

                                   ACCOUNTING FIRM

As reflected in the Audit Committee Charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and has directed that management submit such selection to shareholders for ratification at the 2014 Annual Meeting. Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee has the sole authority to approve all engagement fees and terms associated with the retention of PricewaterhouseCoopers. In addition to assuring the regular rotation of the audit partners as required by law, the Audit Committee is responsible for reviewing and evaluating the lead partner and senior members of the independent registered public accounting firm and considers whether, in order to assure continuing auditor independence, there should be a rotation of the independent registered public accounting firm. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

Shareholder ratification of the selection of PricewaterhouseCoopers as the Company’s independent registered public accounting firm is not required by the Company’s By-Laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers.

ALTRIA GROUP, INC. – Proxy Statement    61

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S

                                   NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related regulations provide shareholders with a non-binding advisory vote to approve the compensation of the Company’s named executive officers, as such compensation is disclosed in this Proxy Statement. In response to the preference expressed by the Company’s shareholders at the Company’s 2011 Annual Meeting of Shareholders, the Board adopted a policy of holding this non-binding advisory vote annually.

At our 2013 Annual Meeting, more than 95% of the shares voted were cast in support of the compensation of the Company’s named executive officers. The Company recommends that shareholders again approve and support the decisions pertaining to the compensation of the Company’s named executive officers and the Company’s executive compensation program. The Company believes that its executive compensation program successfully aligns the interests of the Company’s named executive officers with the interests of our shareholders by promoting the Company’s Mission and business strategies, rewarding the successful execution of those strategies in a fair and financially disciplined manner and supporting the ability to attract, develop and retain world-class leaders.

This alignment of interests was demonstrated during the compensation performance period ending in 2013. Under the leadership of our named executive officers, the Company achieved significant success during the year on both an absolute basis and a relative basis as compared to the 2013 Altria Peer Group, and its shareholders benefited from that success through strong TSR, solid adjusted diluted EPS growth and increased dividends.

The Company encourages shareholders to review carefully the Compensation Discussion and Analysis and accompanying compensation tables and narrative discussion beginning on page 24 for a full description of the Company’s executive compensation program and decisions, including the Company’s pay-for-performance philosophy and alignment. The Company also encourages shareholders to consider the following important aspects of the Company’s executive compensation program when voting on this proposal:

•

A significant portion of our named executive officers’ compensation consists of at-risk variable compensation. Executives at higher organizational levels have a higher corresponding proportion of their compensation that is variable, based on the performance of the Company. For example, in 2013, approximately 90% of our Chairman and CEO’s compensation, net of benefits, consisted of such at-risk variable compensation.

•

The Company’s compensation of its named executive officers reflects a mix of annual and long-term compensation to appropriately reward the achievement of both annual goals and objectives and long-term performance aspirations. The long-term compensation programs specifically encourage long-term focus by establishing a three-year end-to-end performance cycle for our long-term cash incentive plan and a minimum three-year vesting period for restricted stock awards.

•

The Company’s executive compensation program design also reflects a mix of cash and equity compensation that seeks to discourage actions that are driven solely by our stock price to the detriment of strategic goals and to minimize the potential dilutive nature of equity compensation on shareholder value.

•

The Company establishes and discusses multiple performance measures for both its annual and long-term cash incentive plans. The nature and timing of these performance measures are further discussed in the Compensation Discussion and Analysis.

•

The Compensation Committee regularly reviews the Company’s executive compensation program. This includes review of program objectives and design and review of benchmarking data on executive compensation generally, as well as the compensation of our Chairman and CEO.

•

The Company has a “clawback” policy providing for the adjustment or recovery of compensation if we must restate our financial statements and find that an executive has received more compensation than would have been paid absent the incorrect financial statements.

•	The Company does not pay tax gross-ups to its executives, including its named executive officers.

•	The Company does not presently enter into, nor does it presently have, employment agreements with its senior executives, including its named executive officers.

62    ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

•

The Company has established stock ownership guidelines under which executives, including the named executive officers, are expected to hold until their termination of employment common stock in an amount equal to a multiple of their base salary as determined by their position. For example, our Chairman and CEO is expected to hold a number of shares equal to 12 times his base salary.

•	The Company has established a policy prohibiting its executives, including its named executive officers, from engaging in hedging activities with respect to our stock.

Pursuant to Section 14A of the Exchange Act, shareholders are being asked to vote on the following non-binding resolution:

“RESOLVED, that shareholders of Altria Group, Inc. approve on an advisory basis the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section of this Proxy Statement, the compensation tables, related footnotes and narrative discussion.”

For these reasons, the Board recommends a vote “FOR” this proposal.

This vote is not binding upon the Company, the Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Company currently intends to hold the next non-binding advisory vote to approve the compensation of the Company’s named executive officers at the Company’s 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”), unless the Board modifies its policy of holding a non-binding advisory vote to approve the compensation of the Company’s named executive officers on an annual basis.

ALTRIA GROUP, INC. – Proxy Statement    63

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 4 – SHAREHOLDER PROPOSAL REGARDING PREPARATION OF HEALTH EFFECT AND

                                   CESSATION MATERIALS FOR POOR AND LESS FORMALLY EDUCATED TOBACCO

                                   CONSUMERS

Trinity Health, 766 Brady Avenue, Apt. 635, Bronx, New York 10462, claiming beneficial ownership of Altria common stock with a market value of at least $2,000, together with four co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to the Corporate Secretary of the Company. The Company is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

WHEREAS, tobacco-use, poverty and lower-educational levels are intrinsically linked. The World Health Organization states: “Tobacco and poverty have become linked in a vicious circle, through which tobacco exacerbates poverty and poverty is also associated with higher prevalence of tobacco use. Several studies from different parts of the world have shown that smoking and other forms of tobacco use are much higher among the poor” (www.who.int/tobacco/research/economics/rationale/poverty/en/indesx.html)

In the United States, partly due to various tobacco control programs, smoking rates have declined among all demographic groups, including adults and children, except two: people who are poor and less-educated.

The New York Department of Health has shown “the decline in smoking has not occurred among the poor – those least able to afford the cost of cigarettes and the consequences of addiction.” Among those with household incomes less than $15,000 a year, the smoking rate has not changed in the past 10 years.

Regarding those with less education, it stated:

Smoking rates have not changed for the less educated, poorer segments of society. Smoking among those with less than a high school education was unchanged between 2000 and 2010, a period during which tobacco use significantly declined among all other groups with higher educational attainment. Those with less than a high school education now smoke at a rate three times that of college graduates.

On the day of Altria’s 2013 Annual Meeting of Shareholders, The Richmond Times Dispatch_carried a “Letter to the Editor” stating: “The Centers for Disease Control holds that almost 40 percent of adult smokers in Virginia make less than $15,000 a year.” A shareholder noted the letter and asked: “Is there discussion in the company about how to reduce usage among the lower income who also are less educated around such things as the health consequences of their behavior?” In response Mr. Barrington noted the Company’s success in reducing underage tobacco use but did not address the question asked. When asked again by the same shareholder, Mr. Barrington again did not address the specific question about the use of our Company’s tobacco products by poorer and less-educated people. Instead he pointed to other actions to “communicate the health effects of our tobacco products” and the company’s “cessation information.”

Because it seems that Altria has not addressed the critical social and moral issue of the sale of its harm-causing products to precisely those who are most vulnerable, the poor and less-educated . . .

RESOLVED, the Board of Directors of Altria initiate efforts within six months of the annual meeting to prepare appropriate materials (similar to the success that has been noted with parallel materials for youth) informing poor and less formally educated tobacco users of the health consequences of smoking our products along with market-appropriate cessation materials. A report on this material’s preparation and method of distribution shall be made available to requesting shareholders, at an appropriate cost, within one year of the 2014 annual meeting.

64    ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

The Board recommends a vote AGAINST this proposal.

Altria believes that the objectives of this proposal are currently addressed by numerous communications that are currently available and relevant to a broad audience of adult tobacco consumers, including those tobacco consumers identified in this proposal, and that reflect the conclusions of public health authorities.

To begin, our tobacco companies comply with all federal laws and regulations requiring health warnings on the tobacco products they sell. Congressionally mandated health warnings have been on cigarette packs since 1966 and cigarette brand advertising since 1972. Similar warning requirements have been in place since 1986 for smokeless tobacco products and since 2000 for cigars.

In addition, our tobacco companies’ websites provide information on tobacco use and health and links to reports by public health officials. For example, PM USA’s website provides access to the U.S. Surgeon General’s reports on smoking and tobacco use. PM USA also previously placed national television, radio and print advertisements and affixed miniature brochures to cigarette packs concerning the health risks of cigarette smoking. PM USA similarly uses cigarette pack tear tape as a way to communicate information about cigarette smoking to adult cigarette smokers.

Further, Altria’s tobacco companies help connect adult tobacco consumers who have decided to quit with expert quitting information through an online resource called QuitAssist®. QuitAssist® began in 2004 as a program offered by PM USA that included a printed guide and website. Since its launch, the QuitAssist® website has received over 3.2 million visits and PM USA has distributed more than 6.5 million printed resource guides. PM USA’s efforts over time to raise awareness of the QuitAssist® resource among adult cigarette smokers also have included national television, print, radio and online advertising. PM USA also placed over 1.6 billion miniature brochures on cigarette packs over a five-year period highlighting QuitAssist®. Today, our tobacco companies provide links to the QuitAssist® website on their corporate and product websites and the website address in direct mail materials. Visitors to the QuitAssist® website can find the national quit line number, 1-800-QUIT-NOW, a link to the National Cancer Institute’s web resource, www.smokefree.gov, and several other tools and resources.

In addition to the materials provided by Altria’s tobacco companies, public health authorities for years have worked to increase public awareness about the risks associated with tobacco product use and encourage cessation and have recently undertaken various new efforts to accomplish these goals. For example, the FDA in 2011 announced that it plans to spend approximately $600 million over five years to educate the public about the health risks associated with tobacco product use, to reduce initiation and to encourage cessation. This education campaign is funded entirely through annual user fees paid by tobacco product manufacturers, including PM USA and USSTC. In February 2014, the FDA began the first phase of its campaign, which focuses on youth most susceptible to cigarette use. Audiences for later phases include rural youth, minority youth and established adult smokers. We understand that FDA is also conducting research on new graphic warnings that will appear on cigarette packaging. In addition, the Centers for Disease Control (“CDC”) in 2012 launched a $54 million national tobacco prevention and education campaign that included television, radio, billboard, online, movie theater, magazine and newspaper advertisements. In 2013, the CDC launched a new round of ads encouraging smokers to talk with their doctor about quitting. For 2014, the CDC is planning a third round of ads that will focus on reaching low socioeconomic groups.

For all these reasons, Altria believes that the matters raised in this proposal currently are being addressed and that the actions requested by the proponents are neither warranted nor in the best interests of shareholders.

For these reasons, the Board recommends a vote “AGAINST” this proposal.

ALTRIA GROUP, INC. – Proxy Statement    65

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 5 – SHAREHOLDER PROPOSAL REGARDING DISCLOSURE OF LOBBYING

                                   POLICIES AND PRACTICES

The Province of St. Joseph of the Capuchin Order, 1015 North Ninth Street, Milwaukee, Wisconsin 53233, claiming beneficial ownership of Altria common stock with a market value of at least $2,000, submitted the proposal set forth below. The Company is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately shareholder value, and

Because shareholders rely on the information provided by Altria to evaluate goals and objectives, the proponents of this shareholder resolution have a strong interest in full disclosure of its lobbying on key issues (i.e., menthol legislation, FDA regulations, e-cigarettes, issues around the Trans Pacific Partnership) to assess whether its lobbying is consistent with its expressed goals and in the best interests of shareholders and long-term value.

Resolved, the shareholders of Altria Group, Inc. (“Altria”) request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Altria used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Altria’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Altria is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Altria’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation both directly and indirectly. Altria, which has spent over $1 billion on lobbying since 1998, is listed as a member of the Chamber of Commerce, which is characterized as “by far the most muscular business lobby group in Washington” (“Chamber of Secrets,” Economist, April 21, 2012). Yet Altria does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying.

Altria spent approximately $25.57 million in 2011 and 2012 on direct federal lobbying activities (opensecrets.org). Altria’s lobbying against roll-it-yourself machines has attracted attention (“Amendment to Highway Bill Sideswipes Little Tobacco,” Washington Post, Mar. 17, 2012). The federal figures do not include lobbying expenditures to influence legislation in states. And Altria does not disclose its membership in tax-exempt organizations that write and endorse model legislation, such as sitting on the Private Enterprise Board of the American Legislative Exchange Council (ALEC) and making $50,000 donations to ALEC’s 2011 and 2012 annual meetings.

66    ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

The Board recommends a vote AGAINST this proposal.

Altria and its companies believe that participation in the legislative, regulatory and political processes at all levels of government is vital to our business and important to our shareholders. Our companies actively engage with elected officials and other stakeholders on a range of public policy issues that affect our companies. This proposal – which is substantively identical to proposals that were overwhelmingly rejected by shareholders in both 2012 and 2013 – would impose unnecessary additional reporting requirements on our business and would not meaningfully advance the interests of our companies and shareholders.

Recognizing that shareholders and others are interested in information about legislative and political activities, Altria already shares extensive information about our work in these areas. These disclosures are driven by our strong commitment to transparency and compliance. As described on our website, Altria has established a robust governance and compliance program that comprehensively addresses its public policy activities. This compliance program, which occurs under the oversight of the Board’s Nominating, Corporate Governance and Social Responsibility Committee, includes detailed policies and procedures directed at complying with laws related to legislative and political activities. Because many of these laws focus on disclosure, the result is greater transparency: in 2013 alone, Altria’s companies filed over 420 lobbying and political contribution reports with federal, state and local governments, all of which are publicly available.

In addition, Altria and its companies make significant voluntary website disclosures. For example, our companies comprehensively explain where they stand on numerous legislative and regulatory issues. Altria also includes on altria.com links to our federal lobbying reports and interactive maps that link to the government databases that contain the Altria companies’ state lobbying reports. Altria’s website also provides detailed lists of political contributions, including contribution amounts, made by Altria’s subsidiaries as well as links to the two grassroots websites that Altria’s tobacco operating companies use to communicate with stakeholders.

Altria routinely examines how we can enhance our voluntary disclosures. Consistent with this approach, Altria redesigned its website in June 2013 to provide additional information on the government affairs activities of Altria’s companies, including summarizing how our companies engage in the political and public policy processes. In 2014, Altria further expanded its website disclosures to provide information about the types of policy-oriented organizations that its companies support, such as trade associations, and examples of significant memberships in such organizations, listing a number of the public policy organizations where an employee of the Altria companies serves on the organization’s board of directors, key committee or advisory council.

We believe that our support for these third-party organizations – trade groups, advocacy groups, policy think tanks and others – is integral to our companies’ success on legislative issues that affect their businesses. In the “Investing in Communities” section of its website, Altria discloses an extensive list of organizations to which Altria and its companies contribute, including many that are involved in public policy issues. Before making a contribution, however, Altria carefully evaluates the organization’s position and its activities to determine whether a contribution would advance Altria’s interests and to confirm both that we agree with the organization’s position on the issues important to us and that the organization’s work on its issues is generally consistent with Altria’s Mission and Values.

Altria continues to identify opportunities to provide leadership on these issues, and these efforts have received favorable feedback from multiple third-party organizations. For example, since the inception of the Center for Political Accountability-Zicklin Index, Altria has ranked in the top tier of companies for our voluntary disclosure of our political spending. In fact, the 2013 Index ranked Altria 10th among the S&P 200 companies based on our political spending disclosure and oversight. Additionally, Altria actively participates in the Conference Board’s Committee on Corporate Political Spending, a committee of corporations dedicated to accountability and transparency on issues of political activity.

Preparing and maintaining the report requested in the proposal would impose additional and unnecessary burdens and costs and would not be in the best interests of Altria and its shareholders. In sum, significant information regarding the public policy activities of Altria and its companies is already largely available, and Altria believes its focus should be on continuing to improve the systems it currently has in place.

For these reasons, the Board recommends a vote “AGAINST” this proposal.

ALTRIA GROUP, INC. – Proxy Statement    67

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Directors and Executive Officers

The following table shows the number of shares of the Company’s common stock beneficially owned as of March 3, 2014, by each director, nominee for director, NEO and the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer, as well as all directors and executive officers as a group, is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1) (2)
Gerald L. Baliles	36,547
Martin J. Barrington	853,620
David R. Beran	890,133
John T. Casteen III	24,979
Dinyar S. Devitre	191,700
Thomas F. Farrell II	47,365
Craig A. Johnson	292,114
Thomas W. Jones	83,104
Denise F. Keane	343,843
Debra J. Kelly-Ennis	4,452
W. Leo Kiely III	9,633
Kathryn B. McQuade	10,944
George Muñoz	59,254
Nabil Y. Sakkab	25,208
Howard A. Willard III	262,153
Group (25 persons)	4,151,020

(1)	Includes shares of restricted common stock as follows: Mr. Barrington, 619,330; Mr. Beran, 394,320; Mr. Johnson, 119,940; Ms. Keane, 231,340; Mr. Willard, 150,040; and group 1,982,460.

(2)	Includes shares as to which beneficial ownership is disclaimed by Mr. Johnson, 350 (30 shares held by son, 320 shares held by step-daughter); Mr. Willard, 353 (shares held by spouse); and group, 703. Also includes shares as to which voting and/or investment power is shared with or controlled by another person and as to which beneficial ownership is not disclaimed as follows: group, 3,172. Also includes shares of deferred stock as follows: Governor Baliles, 8,884; Mr. Casteen, 24,979; Mr. Farrell, 44,865; Mr. Jones, 76,666; Ms. Kelly-Ennis, 4,452; Ms. McQuade, 9,944; Mr. Muñoz, 58,254; and group, 228,044.

In addition to the shares shown in the table above, as of March 3, 2014, those directors who participate in the Company’s director deferred fee program had the following Altria share equivalents allocated to their accounts: Mr. Farrell, 20,023; Ms. Kelly-Ennis, 2,708; Ms. McQuade, 2,493; and Mr. Muñoz, 11,393. See “Board and Governance Matters – Directors – Compensation of Directors” on page 17 for a description of the deferred fee program for directors.

68    ALTRIA GROUP, INC. – Proxy Statement

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Certain Other Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Ownership on March 24, 2014
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	147,140,635 (1)	7.40%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	107,030,532 (2)	5.38%

(1)	According to the Schedule 13G/A filed with the SEC by Capital Research Global Investors, a division of Capital Research and Management Company, on February 13, 2014, calculating the number of shares as of December 31, 2013.

(2)	According to the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 28, 2014, calculating the number of shares as of December 31, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during 2013 all reports for the Company’s directors and executive officers that were required to be filed under Section 16 of the Exchange Act were filed on a timely basis.

ALTRIA GROUP, INC. – Proxy Statement    69

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT

The Board has adopted a Policy on Related Person Transactions that requires the Company’s executive officers, directors and nominees for director to promptly notify the Corporate Secretary in writing of any transaction in which (i) the amount exceeds $120,000, (ii) the Company is, was or is proposed to be a participant and (iii) such person or such person’s immediate family members (“Related Persons”) has had or may have a direct or indirect material interest (a “Related Person Transaction”). Subject to certain exceptions delineated in the policy, Related Person Transactions must be brought to the attention of the Nominating, Corporate Governance and Social Responsibility Committee or any other Committee designated by the Board that is comprised solely of independent directors for an assessment of whether the transaction or proposed transaction should be permitted to proceed. In deciding whether to approve, ratify or disapprove the Related Person Transaction, the Committee is required to consider all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms of the transaction, the materiality of the Related Person’s direct or indirect interest in the Related Person Transaction, the materiality of the Related Person Transaction to the Company, the impact of the Related Person Transaction on the Related Person, the impact of the Related Person Transaction on the Related Person’s independence (as defined in the Corporate Governance Guidelines and the NYSE listing standards) and the actual or apparent conflict of interest of the Related Person participating in the Related Person Transaction. If the designated Committee determines that the Related Person has a direct or indirect material interest in any such transaction, the Committee must review and approve, ratify or disapprove the Related Person Transaction.

In addition to the Policy on Related Person Transactions, the Director Code and the Code of Conduct have specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with the interest of the Company, including its subsidiaries and affiliates; (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively; and (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position in the Company. Similarly, the Code of Conduct requires all officers and employees of the Company to avoid situations where the officer’s or employee’s “personal, financial or other activity or relationship affects our ability to make loyal and objective business decisions on behalf of our companies.” The Code of Conduct lists specific types of transactions that might create an actual or apparent conflict of interest and provides guidance on how each situation must be handled.

All three of the policies discussed above are available on the Company’s website at www.altria.com.

70    ALTRIA GROUP, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, COMPANY DOCUMENTS AND SHAREHOLDER PROPOSALS

QUESTIONS AND ANSWERS

ABOUT COMMUNICATIONS, COMPANY DOCUMENTS

AND SHAREHOLDER PROPOSALS

1.	HOW DO I COMMUNICATE WITH THE COMPANY’S BOARD OF DIRECTORS?

Shareholders and other interested parties who wish to communicate with the Board may do so by writing to the Presiding Director, Board of Directors of Altria Group, Inc., 6601 West Broad Street, Richmond, Virginia 23230. The non-management directors have established procedures for the handling of communications from shareholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. Communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director.

Communications that relate to matters that are within the responsibility of one of the Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

2.	HOW CAN A SHAREHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR NEXT YEAR’S ANNUAL MEETING?

The Company’s By-Laws set forth the procedures a shareholder must follow to nominate a candidate for election as a director or to propose other business for consideration at shareholder meetings. For a shareholder to nominate a candidate for election as a director at the 2015 Annual Meeting or to propose other business for consideration at the 2015 Annual Meeting, presently anticipated to be held on May 20, 2015, proper notice must be received by the Company between November 4 and December 4, 2014. With respect to a nomination, the notice must describe various matters regarding the nominee, including name, address, occupation and shares held, and such other information specified in the Company’s By-Laws. With respect to a proposal for other business, the notice must include a description of the proposed business, the reasons therefor and the other information specified in the By-Laws.

Any shareholder wishing to present a proposal for consideration at the 2015 Annual Meeting and to include such proposal in the Company’s proxy statement and proxy for the 2015 Annual Meeting in accordance with Rule 14a-8 of the Exchange Act must ensure that the proposal is received by the Company at its principal offices no later than December 4, 2014 and that the proposal complies with all Rule 14a-8 requirements.

In each case, the notice or proposal must be timely given to the Corporate Secretary of the Company, whose address is 6601 West Broad Street, Richmond, Virginia 23230. Any shareholder desiring a copy of the Company’s By-Laws (which are posted on our website at www.altria.com) will be furnished one without charge upon written request to the Corporate Secretary.

3.	WHAT IS HOUSEHOLDING?

Under SEC rules, companies and intermediaries such as brokers, banks and other nominees are permitted to satisfy proxy material delivery requirements by delivering one proxy statement and one annual report, or one notice of internet availability for each shareholder account, as applicable, in one envelope to all shareholders residing at the same address who share the same last name (or the company or intermediary reasonably believes are members of the same family). This method of delivery is known as “householding.” Householding reduces the number of mailings that shareholders receive, saves on printing and postage costs and conserves natural resources. Shareholders who participate in householding continue to receive separate proxy cards, voting instruction forms or notices of internet availability, as applicable, which will allow each individual to vote independently.

Registered Shareholders: If you are a registered shareholder and currently participate in householding and wish to receive a separate copy of this Proxy Statement and the 2013 Annual Report on Form 10-K, or if you would like to opt out of householding for future deliveries of your annual proxy materials, please contact our transfer agent, Computershare Trust Company, N.A., in writing to Computershare, P.O. Box 43078, Providence, Rhode Island 02940-3078 or by phone at 1-800-442-0077. If a separate copy of this Proxy Statement and the 2013 Annual Report on Form 10-K is requested for the 2014 Annual Meeting, it will be mailed within three business days from receipt of the request.

ALTRIA GROUP, INC. – Proxy Statement    71

QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, COMPANY DOCUMENTS AND SHAREHOLDER PROPOSALS

Street Name Shareholders: A street name shareholder who received this Proxy Statement and the 2013 Annual Report on Form 10-K at a shared address may request that a separate copy of the Proxy Statement and the 2013 Annual Report on Form 10-K be sent to him or her by contacting Broadridge Financial Solutions, Inc. in writing to its Householding Department at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-800-542-1061.

Street name shareholders sharing an address who received multiple copies of the annual proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request. If you would like to opt out of householding for future deliveries of your annual proxy materials, please contact your broker, bank or other nominee.

4.	WHERE CAN I FIND THE COMPANY’S CORPORATE GOVERNANCE GUIDELINES, COMMITTEE CHARTERS, CODES OF CONDUCT OR OTHER GOVERNANCE DOCUMENTS?

The Altria Code of Conduct is available on the Company’s website at www.altria.com/codeofconduct. The Company’s Corporate Governance Guidelines, charters of the Committees, the Director Code and the Company’s Articles of Incorporation and By-Laws are available on the

Company’s website at www.altria.com/governance. Information on the Company’s website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.

5.	HOW CAN I OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS?

Our 2013 Annual Report on Form 10-K was delivered or made available with this Proxy Statement. Additional copies of our 2013 Annual Report on Form 10-K (not including exhibits and documents incorporated by reference) are available in print, free of charge, to shareholders requesting a copy by writing to:

Investor Relations, Altria Client Services Inc., 6601 West Broad Street, Richmond, Virginia 23230; or by calling 1-804-484-8222. You may review the Company’s filings with the SEC by visiting our website at www.altria.com.

72    ALTRIA GROUP, INC. – Proxy Statement

OTHER BUSINESS

OTHER BUSINESS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

W. Hildebrandt Surgner, Jr.
Corporate Secretary

April 3, 2014

Richmond, Virginia

ALTRIA GROUP, INC. – Proxy Statement    73

ANNEX A – ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

ALTRIA GROUP, INC.

NON-GAAP FINANCIAL MEASURES

Altria Group, Inc. (“Altria”) reports its financial results, including net earnings and diluted earnings per share (“EPS”), in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Altria’s management reviews operating companies income (“OCI”), which is defined as operating income before general corporate expenses and amortization of intangibles, to evaluate the performance of and allocate resources to the segments. Altria’s management also reviews net earnings, diluted EPS and OCI on an adjusted basis, which excludes certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, SABMiller plc (“SABMiller”) special items, certain Philip Morris Capital Corporation (“PMCC”) leveraged lease items, certain tax items, tobacco and health judgments, and settlements of, and determinations made in, disputes with certain states related to the non-participating manufacturer adjustment provision (“NPM Adjustment”) under the 1998 Master Settlement Agreement. Altria’s management does not view any of these special items to be part of its sustainable results as they may be highly variable and difficult to predict and can distort underlying business trends and results. In addition, Altria’s management reviews adjusted discretionary cash flow, which is defined as the change in cash and cash equivalents with certain adjustments as shown in the reconciliation below. Adjusted discretionary cash flow is a measure of Altria’s performance and is not a liquidity measure. Altria’s management believes that these adjusted financial measures provide useful insight into underlying business trends and results, and provide a more meaningful comparison of year-over-year results. Altria’s management uses these adjusted measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. Additional uses of these adjusted financial measures by the Compensation Committee are further discussed in the Proxy Statement. These adjusted financial measures are not consistent with GAAP, and should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures are provided below.

Altria Group, Inc.

Reconciliation of Adjusted Diluted EPS

	For the Years Ended December 31,
	2013	2012	2011	2010
Reported diluted EPS	$2.26	$2.06	$1.64	$1.87
NPM Adjustment items (1)	(0.21)	–	–	–
Asset impairment, exit, implementation and integration costs	–	0.01	0.07	0.04
UST LLC acquisition-related costs	–	–	–	0.01
SABMiller special items	0.01	(0.08)	0.03	0.03
PMCC leveraged lease (benefit) charge	–	(0.03)	0.30	–
Tobacco and health judgments	0.01	–	0.05	–
Loss on early extinguishment of debt	0.34	0.28	–	–
Tax items (2)	(0.03)	(0.03)	(0.04)	(0.05)
Adjusted diluted EPS	$2.38	$2.21	$2.05	$1.90
Growth in annual adjusted diluted EPS vs. prior year	7.7%	7.8%	7.9%
Adjusted diluted EPS three-year compound annual growth rate	7.8%

(1)	Includes the impact of Philip Morris USA Inc.’s settlement with certain states of the NPM Adjustment disputes for 2003-2012 (“NPM Adjustment Settlement”) and the diligent enforcement rulings of the arbitration panel presiding over the NPM Adjustment dispute for 2003 (“NPM Arbitration Panel Decision”).

(2)	Excludes the tax impact of the PMCC leveraged lease (benefit) charge.

ALTRIA GROUP, INC. – Proxy Statement    A-1

ANNEX A – ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

Altria Group, Inc.

Reconciliation of Adjusted Net Earnings

For the Year Ended December 31, 2013

(dollars in millions)

Reported net earnings	$4,535
NPM Adjustment items (1)	(427)
Asset impairment, exit and implementation costs	7
SABMiller special items	20
Tobacco and health judgments	14
Loss on early extinguishment of debt	678
Tax items	(64)
Adjusted net earnings	$4,763

(1)	Includes the NPM Adjustment Settlement and the NPM Arbitration Panel Decision.

Altria Group, Inc.

Selected Financial Data by Reporting Segment

Reconciliation of Adjusted OCI for Years Ended December 31,

(dollars in millions)

	Smokeable Products		Smokeless Products		Wine
	2013	2012	2013	2012	2013	2012
Reported OCI	$7,063	$6,239	$1,023	$931	$118	$104
NPM Adjustment items (1)	(664)	–	–	–	–	–
Asset impairment, exit and implementation costs, net	4	28	3	28	–	–
Tobacco and health judgments	18	4	–	–	–	–
Adjusted OCI	$6,421	$6,271	$1,026	$959	$118	$104
Change in adjusted OCI 2013 vs. 2012	2.4%		7.0%		13.5%

(1)	Includes the NPM Adjustment Settlement and the NPM Arbitration Panel Decision.

A-2    ALTRIA GROUP, INC. – Proxy Statement

ANNEX A – ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

Altria Group, Inc.

Reconciliation of Adjusted Discretionary Cash Flow

For the Year Ended December 31, 2013

(dollars in millions)

Increase in cash and cash equivalents	$275
Dividends paid on common stock	3,612
Long-term debt issued – net of financing fees and debt issuance costs	(4,140)
Long-term debt repaid	3,559
Repurchases of common stock	634
Other – primarily tender premiums and fees related to early extinguishment of debt, net of tax, partially offset by after-tax gain related to the NPM Adjustment Settlement	425
Adjusted discretionary cash flow	$4,365

ALTRIA GROUP, INC. – Proxy Statement    A-3

Our Mission

In pursuing our Mission, we have established the following goals for Altria and its subsidiary companies:

INVEST IN LEADERSHIP

We will invest in excellent people, leading brands and external stakeholders important to our businesses' success.

ALIGN WITH SOCIETY

We will actively participate in resolving societal concerns that are relevant to our businesses.

SATISFY ADULT CONSUMERS

We will convert our deep understanding of adult tobacco and wine consumers into better and more creative products that satisfy their preferences.

CREATE SUBSTANTIAL VALUE FOR SHAREHOLDERS

We will execute our business plans to create sustainable growth and generate substantial returns for shareholders.

Our Values

Altria

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 13, 2014.

Vote by Internet • Go to www.investorvote.com/altria • Or scan the QR Code that appears to the right with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683). There is NO CHARGE to you for the call. • Outside USA, US territories & Canada, call 1-781-575-2300.
Standard rates apply. • Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.  ▼

This proxy, when properly executed, will be voted as specified. If no specification is made, this proxy will be voted FOR the election of directors, FOR the ratification of the selection of independent registered public accounting firm, FOR the advisory vote to approve the compensation of the Company’s named executive officers and AGAINST each of the shareholder proposals.

Ë

A	Election of Directors (see below): The Board of Directors recommends a vote FOR the listed nominees.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - Gerald L. Baliles	☐	☐	☐	05 - Thomas F. Farrell II	☐	☐	☐	09 - Kathryn B. McQuade	☐	☐	☐
	02 - Martin J. Barrington	☐	☐	☐	06 - Thomas W. Jones	☐	☐	☐	10 - George Muñoz	☐	☐	☐
	03 - John T. Casteen III	☐	☐	☐	07 - Debra J. Kelly-Ennis	☐	☐	☐	11 - Nabil Y. Sakkab	☐	☐	☐
	04 - Dinyar S. Devitre	☐	☐	☐	08 - W. Leo Kiely III	☐	☐	☐

B	Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3.

		For	Against	Abstain

2.	Ratification of the Selection of Independent Registered Public Accounting Firm	☐	☐	☐

3.	Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 4 and 5.

		For	Against	Abstain

4.	Shareholder Proposal - Preparation of Health Effect and Cessation Materials for Poor and Less Formally Educated Tobacco Consumers	☐	☐	☐

5.	Shareholder Proposal - Disclosure of Lobbying Policies and Practices	☐	☐	☐

C	Authorized Signatures — Date and Sign Below.
Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ALTRIA GROUP, INC.

2014 ANNUAL MEETING OF

SHAREHOLDERS

Wednesday, May 14, 2014

9:00 A.M. Eastern Time

The Greater Richmond Convention Center

403 North 3rd Street

Richmond, VA 23219

In order to attend the Meeting you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the accompanying proxy statement in response to question 16.

It is important that your shares are represented at this Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to vote your shares over the Internet OR the telephone in accordance with the instructions provided on the reverse side OR by completing and mailing this proxy card.

Sign Up Today For Electronic Delivery

If you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.computershare-na.com/green.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.  ▼

Altria Group, Inc.

Proxy Solicited on Behalf of the Board of Directors

Annual Meeting May 14, 2014

Martin J. Barrington and Denise F. Keane, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the meeting, all shares of Common Stock held by the undersigned in Altria Group, Inc. (the “Company”) at the Annual Meeting of Shareholders to be held at the Greater Richmond Convention Center, May 14, 2014, at 9:00 a.m., Eastern Time, and at all adjournments or postponements thereof.

This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by May 9, 2014, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

If you have voted by Internet or telephone, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING